EXHIBIT 2.1


                                                                 Execution Copy
                                                                 --------------



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                            STOCK PURCHASE AGREEMENT

                                  by and among

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                            A&P LUXEMBOURG S.a r.l.

                                   METRO INC.

                                      and

                              4296711 CANADA INC.



                           Dated as of July 19, 2005


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                               TABLE OF CONTENTS
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ARTICLE I DEFINITIONS..........................................................................1

Section 1.1       Definitions..................................................................1


ARTICLE II PURCHASE AND SALE OF SHARES........................................................13

Section 2.1       Purchase and Sale of Shares.................................................13

Section 2.2       Closing.....................................................................13

Section 2.3       Purchase Price Adjustment...................................................15


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE A&P PARTIES.................................17

Section 3.1       Corporate Status............................................................18

Section 3.2       Authorization...............................................................18

Section 3.3       No Conflict.................................................................18

Section 3.4       Governmental Filings........................................................19

Section 3.5       Capital Structure...........................................................19

Section 3.6       Company Financial Statements................................................20

Section 3.7       Undisclosed Liabilities.....................................................20

Section 3.8       Absence of Certain Changes..................................................20

Section 3.9       Legal Proceedings...........................................................22

Section 3.10      Compliance with Laws........................................................22
...
Section 3.11      Officers and Directors......................................................23

Section 3.12      Environmental Matters.......................................................23

Section 3.13      Taxes.......................................................................24

Section 3.14      Labour......................................................................25

Section 3.15      Employee Benefit Plans......................................................25

Section 3.16      Franchisee Relations........................................................26

Section 3.17      Company Contracts...........................................................27

Section 3.18      Personal Property...........................................................28

Section 3.19      Real Property...............................................................28

Section 3.20      Intellectual Property.......................................................30

Section 3.21      Affiliated Transactions.....................................................30

Section 3.22      Assets Used in the Business.................................................31

Section 3.23      Books and Records...........................................................31

Section 3.24      Residence of Seller.........................................................31

Section 3.25      Acquisition for Investment..................................................31

Section 3.26      No Reliance.................................................................31

Section 3.27      Brokers' Fees...............................................................32

Section 3.28      Disclaimer of Warranties....................................................32


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................32

Section 4.1       Corporate Status............................................................32

Section 4.2       Authorization...............................................................32

Section 4.3       No Conflict.................................................................33

Section 4.4       Governmental Filings........................................................33

Section 4.5       Capital Structure...........................................................34

Section 4.6       Metro Financial Statements..................................................35

Section 4.7       Undisclosed Liabilities.....................................................35

Section 4.8       Legal Proceedings...........................................................35

Section 4.9       Metro Material Adverse Effect...............................................35

Section 4.10      Compliance with Canadian Securities Laws....................................35

Section 4.11      Officers and Directors......................................................35

Section 4.12      Business of Metro...........................................................36

Section 4.13      Labour......................................................................36

Section 4.14      Franchisee Relations........................................................36

Section 4.15      Affiliated Transactions.....................................................36

Section 4.16      Acquisition for Investment..................................................36

Section 4.17      Funding.....................................................................36

Section 4.18      Solvency....................................................................36

Section 4.19      Purchaser as Principal......................................................37

Section 4.20      Brokers' Fees...............................................................37

Section 4.21      No Reliance.................................................................37

Section 4.22      Disclaimer of Warranties....................................................37


ARTICLE V COVENANTS...........................................................................38

Section 5.1       Conduct of the Business.....................................................38

Section 5.2       Employment Matters..........................................................40

Section 5.3       Publicity...................................................................40

Section 5.4       Confidentiality.............................................................41

Section 5.5       Access to Information.......................................................41

Section 5.6       Filings; Authorizations.....................................................42

Section 5.7       Director and Officer Liability; Indemnification.............................42

Section 5.8       Reasonable Best Efforts.....................................................43

Section 5.9       Insurance...................................................................43

Section 5.10      Indebtedness; Termination of Agreements.....................................44

Section 5.11      Release of Guarantees.......................................................45

Section 5.12      Certain Services and Intellectual Property Provisions.......................45

Section 5.13      Tax Matters.................................................................46

Section 5.14      Non-Competition.............................................................47

Section 5.15      Purchaser's Financing Activities............................................47

Section 5.16      Supplements to the Disclosure Schedules.....................................48

Section 5.17      Non-Resident Certificate....................................................49

Section 5.18      Post Closing Matters........................................................51

Section 5.19      Undertaking by A&P..........................................................51

Section 5.20      Undertaking by Metro........................................................51


ARTICLE VI CONDITIONS OF CLOSING..............................................................51

Section 6.1       Conditions to Obligations of the Metro Parties and the A&P Parties..........51

Section 6.2       Additional Conditions to Obligations of the Metro Parties...................52

Section 6.3       Additional Conditions to Obligations of the A&P Parties.....................52


ARTICLE VII TERMINATION.......................................................................53

Section 7.1       Termination of Agreement....................................................53

Section 7.2       Effect of Termination.......................................................54


ARTICLE VIII INDEMNIFICATION..................................................................54

Section 8.1       Survival....................................................................54

Section 8.2       Obligations of the A&P Parties..............................................54

Section 8.3       Obligations of the Metro Parties............................................55

Section 8.4       Indemnification Procedures..................................................56


ARTICLE IX MISCELLANEOUS......................................................................58

Section 9.1       Assignment; Binding Effect..................................................58

Section 9.2       Choice of Law...............................................................58

Section 9.3       Dispute Resolution..........................................................58

Section 9.4       Notices.....................................................................60

Section 9.5       Headings....................................................................61

Section 9.6       Fees and Expenses...........................................................61

Section 9.7       Entire Agreement............................................................62

Section 9.8       Interpretation..............................................................62

Section 9.9       Disclosure..................................................................62

Section 9.10      Waiver and Amendment........................................................63

Section 9.11      Counterparts; Facsimile Signatures..........................................63

Section 9.12      Third-Party Beneficiaries...................................................63

Section 9.13      Specific Performance........................................................63

Section 9.14      Language....................................................................64

Section 9.15      Severability................................................................64

                                LIST OF EXHIBITS
                                ----------------

Exhibit A         Form of Intellectual Property Agreement

Exhibit B         Form of IT Services Agreement

Exhibit C         Form of Investor Agreement

                             INDEX OF DEFINED TERMS
                             ----------------------

                                                                            Page
                                                                            ----

A&P............................................................................1
A&P Claim..................................................................1, 56
A&P Confidentiality Agreement.................................................41
A&P Disclosure Schedule........................................................1
A&P Indemnified Parties....................................................1, 55
A&P Parties.................................................................1, 2
A&P Schedule Update........................................................2, 48
Action.........................................................................2
Affected Employees.........................................................2, 40
Affiliate......................................................................2
Agreement......................................................................2
Ancillary Agreements...........................................................2
Asserted Liability.........................................................2, 56
Basket.....................................................................2, 55
Business.......................................................................2
Business Day...................................................................2
Canadian Securities Authorities................................................2
Canadian Securities Laws.......................................................3
Cash Consideration.........................................................3, 13
Cash Purchase Price............................................................3
Ceiling....................................................................3, 55
Claim Notice...............................................................3, 56
Class B Shares.................................................................3
Closing....................................................................3, 13
Closing Consideration......................................................3, 13
Closing Date...............................................................3, 14
Collective Agreements......................................................3, 25
Commitment Letter..............................................................3
Company.....................................................................1, 3
Company Auditors...............................................................3
Company Balance Sheet..........................................................3
Company Balance Sheet Date.....................................................3
Company Contracts..........................................................3, 27
Company Financial Statements...................................................3
Company Indemnitees........................................................4, 42
Company Intellectual Property..................................................4
Company Leases.............................................................4, 29
Company Material Adverse Effect................................................4
Company Plans..................................................................4
Compelled Information..........................................................4
Compelled Party................................................................4
Competition Act................................................................4
Competition Tribunal...........................................................5
Competitive Business.......................................................5, 47
Confidentiality Agreements.................................................5, 41
Contract.......................................................................5
Copyrights.....................................................................5
Current Assets.................................................................5
Current Liabilities............................................................5
Determination Price........................................................5, 13
Discharge......................................................................5
Dispute.......................................................................58
Dispute Notice.............................................................5, 16
Effective Time.............................................................5, 14
Encumbrance....................................................................5
Equity Consideration.......................................................6, 13
Estimated Closing Adjustment...............................................6, 15
Estimated Net Working Capital..............................................6, 15
Final Closing Adjustment...................................................6, 17
Final Closing Balance Sheet....................................................6
Final Closing Company Balance Sheet...........................................17
Final Net Working Capital..................................................6, 17
Final Payment Date.........................................................6, 50
Final Payment Date Withheld Amount.........................................6, 50
GAAP...........................................................................6
Governmental Entity............................................................6
Governmental Filings.......................................................6, 19
Guarantees.................................................................6, 45
ICC Court.....................................................................59
ICC Rules.....................................................................59
Indebtedness...................................................................6
Indemnified Party..........................................................6, 56
Indemnifying Party.........................................................6, 56
Independent Accounting Firm....................................................6
Industrial Design..............................................................7
Initial Purchase Price.........................................................7
Intellectual Property..........................................................7
Intellectual Property Agreement................................................7
Investment Canada Act..........................................................7
Investor Agreement.............................................................7
IT Services Agreement..........................................................7
ITA............................................................................7
Knowledge of A&P...............................................................7
Knowledge of Metro.............................................................7
Labour Laws....................................................................7
Law............................................................................7
Leased Real Property.......................................................7, 29
Losses.....................................................................8, 54
Material Metro Subsidiaries....................................................8
Metro.......................................................................1, 8
Metro Balance Sheet............................................................8
Metro Balance Sheet Date.......................................................8
Metro Claim................................................................8, 55
Metro Confidentiality Agreement...............................................41
Metro Disclosure Schedule......................................................8
Metro Financial Statements.....................................................8
Metro Indemnified Parties..................................................8, 54
Metro Material Adverse Effect..................................................8
Metro Parties...............................................................1, 9
Metro Schedule Update......................................................9, 49
Metro Shares...................................................................9
Net Working Capital............................................................9
Notice........................................................................58
Notice Period..............................................................9, 56
Offering Materials.........................................................9, 48
OpCo...........................................................................9
Outside Date...............................................................9, 53
Owned Real Property........................................................9, 29
Patents........................................................................9
Pension Laws...................................................................9
Pension Plans..................................................................9
Permits....................................................................9, 22
Permitted Encumbrance..........................................................9
Person........................................................................10
Preliminary Closing Balance Sheet.........................................10, 16
Preliminary Net Working Capital...........................................10, 16
Preliminary Statement.....................................................10, 15
Purchase Price............................................................10, 17
Purchaser..................................................................1, 10
Real Property.................................................................10
Reference Net Working Capital.................................................10
Refund........................................................................46
Released Parties..........................................................10, 45
Remittance Date...........................................................10, 49
Representatives...............................................................10
Restructuring Transactions....................................................10
Revised Section 116 Certificate...........................................10, 50
Section 116 Certificate...................................................11, 49
Securities Act................................................................11
Seller.....................................................................1, 11
Share Cap.....................................................................13
Shares.....................................................................1, 11
Solvent.......................................................................11
Subsidiary....................................................................11
Support Services..........................................................11, 45
Tax...........................................................................11
Tax Return....................................................................12
Terminating Contracts.....................................................12, 44
Trade Secrets.................................................................12
Trademarks....................................................................12
Transfer Taxes................................................................12
TSX...........................................................................12
TSX Approval..................................................................12
Unaudited Quarterly Company Financial Statements..............................12
Unaudited Quarterly Metro Financial Statements................................12
Union Plans...................................................................12
Withheld Amount...........................................................12, 49

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made and entered into and effective as of the 19th day of July, 2005, by and among The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation ("A&P"), A&P Luxembourg S.a r.l., a Luxembourg societe a responsabilite limitee ("SELLER" and, together with A&P, the "A&P PARTIES"), Metro Inc., a Quebec company ("METRO"), and 4296711 Canada Inc., a Canadian corporation ("PURCHASER" and, together with Metro, the "METRO PARTIES").

                                    RECITALS

          WHEREAS, Seller is the owner of 18,765 common shares (the "SHARES") of The Great Atlantic and Pacific Tea Company, Limited, a Nova Scotia company which is currently in the process of converting to an unlimited liability company (the "COMPANY"); and

          WHEREAS, the Shares constitute all of the issued and outstanding capital stock of the Company;

          WHEREAS, Seller is a wholly owned, indirect subsidiary of A&P; and

          WHEREAS, Purchaser desires to purchase, and Seller desires to sell to Purchaser, the Shares, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth in this Agreement. In addition, for purposes of this Agreement, the following terms, when used in this Agreement, shall have the meanings assigned to them in this Section 1.1.

          "A&P" shall have the meaning set forth in the first paragraph of this Agreement.

          "A&P CLAIM" shall have the meaning set forth in Section 8.3(b).

          "A&P DISCLOSURE SCHEDULE" shall mean the disclosure schedule of the A&P Parties referred to in, and delivered pursuant to, this Agreement.

          "A&P INDEMNIFIED PARTIES" shall have the meaning set forth in Section 8.3(a).

          "A&P PARTIES" shall have the meaning set forth in the first paragraph of this Agreement.

          "A&P SCHEDULE UPDATE" shall have the meaning set forth in Section 5.16(a).

          "ACTION" means any action, cause of action, demand, claim, charge, prosecution, complaint, investigation, suit, litigation, assessment, reassessment, grievance, arbitration, hearing or other proceeding, whether civil, criminal or administrative, at Law or in equity, by or before any Governmental Entity.

          "AFFECTED EMPLOYEES" shall have the meaning set forth in Section 5.2.

          "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGREEMENT" means this Stock Purchase Agreement, as the same may be amended or supplemented, together with all Exhibits and Schedules attached to this Stock Purchase Agreement.

          "ANCILLARY AGREEMENTS" means the Intellectual Property Agreement, the IT Services Agreement and the Investor Agreement.

          "ASSERTED LIABILITY" shall have the meaning set forth in Section
8.4(a).

          "BASKET" shall have the meaning set forth in Section 8.2(b).

          "BUSINESS" means the retail grocery business as such business is currently conducted by the Company and its Subsidiaries in the Province of Ontario, including the operation of (i) supermarkets, (ii) combination food and drug stores and (iii) discount food stores, under the A&P, Dominion, Dominion Plus, Dominion Sav-a-Centre, Food Basics, Food & Drug Basics, Ultra Food & Drug or The Barn Market trade names, as well as the wholesale distribution of grocery products to franchisees operating under such trade names, and the supporting warehouse and distribution operations relating to such grocery business.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks are required to be closed in New York, New York or Toronto, Ontario or Montreal, Quebec.

          "CANADIAN SECURITIES AUTHORITIES" means the British Columbia Securities Commission, Alberta Securities Commission, Saskatchewan Securities Commission, The Manitoba Securities Commission, Ontario Securities Commission, Autorite des marches financiers (Quebec), Justice Securities Administration (New Brunswick), Nova Scotia Securities Commission, Registrar of Securities (Prince Edward Island), Director of Securities (Government of Newfoundland and Labrador) and any of their successors.

          "CANADIAN SECURITIES LAWS" means the securities legislation of each of the provinces and territories of Canada, as amended from time to time, and the rules, regulations, blanket orders and orders having application to Metro and forms made or promulgated under such legislation and the policies, instruments and bulletins of one or more of the Canadian Securities Authorities.

          "CASH CONSIDERATION" shall have the meaning set forth in Section
2.1(b).

          "CASH PURCHASE PRICE" shall have the meaning set forth in Section 2.1(b).

          "CEILING" shall have the meaning set forth in Section 8.2(b).

          "CLAIM NOTICE" shall have the meaning set forth in Section 8.4(a).

          "CLASS B SHARES" means the Class B Shares in the capital of Metro.

          "CLOSING" shall have the meaning set forth in Section 2.2(a).

          "CLOSING CONSIDERATION" shall have the meaning set forth in Section 2.1(c).

          "CLOSING DATE" shall have the meaning set forth in Section 2.2(a).

          "COLLECTIVE AGREEMENTS" shall have the meaning set forth in Section 3.14.

          "COMMITMENT LETTER" means the Commitment Letter, dated July 8, 2005, by and between Metro and Bank of Montreal, National Bank of Canada, Merrill Lynch Capital Canada Inc. and The Toronto-Dominion Bank.

          "COMPANY" shall have the meaning set forth in the recitals to this Agreement.

          "COMPANY AUDITORS" means PricewaterhouseCoopers LLP.

          "COMPANY BALANCE SHEET" means the audited consolidated balance sheet of the Company as of February 26, 2005 included in the Company Financial Statements.

          "COMPANY BALANCE SHEET DATE" means February 26, 2005.

          "COMPANY CONTRACTS" shall have the meaning set forth in Section
3.17(a).

          "COMPANY FINANCIAL STATEMENTS" means (i) the Company Balance Sheet and the audited consolidated statements of income, retained earnings and cash flows of the Company for the fiscal year ended February 26, 2005 and (ii) the audited consolidated balance sheet of the Company as at February 28, 2004 and the audited consolidated statements of income, retained earnings and cash flows of the Company for the fiscal year then ended, including, in each case, the notes thereto.

          "COMPANY INDEMNITEES" shall have the meaning set forth in Section
5.7.

          "COMPANY INTELLECTUAL PROPERTY" means the Intellectual Property owned or used under license by any of the Company or its Subsidiaries.

          "COMPANY LEASES" shall have the meaning set forth in Section 3.19(b).

          "COMPANY MATERIAL ADVERSE EFFECT" means any change or event that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the Business or results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, other than any change or event relating to or arising out of: (i) general economic conditions (including changes or events in the financial, banking, currency and capital markets) in the Province of Ontario, Canada; (ii) conditions generally affecting the industries in which any of the Company and its Subsidiaries operate, other than any such conditions that have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole; (iii) changes in Law or in GAAP; (iv) any actions taken, or failures to take action, or such other changes or events, in each case, to which Metro has consented in writing; (v) the commencement or material worsening of a war or armed hostilities or other national or international calamity involving Canada or the United States whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon Canada or the United States, or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of Canada or the United States; or (vi) the announcement of, or the taking of any action contemplated by, this Agreement and the transactions contemplated hereby (excluding any Restructuring Transactions), including by reason of the identity of the Metro Parties, or any communication by the Metro Parties regarding the plans or intentions of the Metro Parties with respect to the conduct of the Business.

          "COMPANY PLANS" means any pension, profit sharing, retirement savings, medical, hospital, dental care, life insurance, short-term or long-term disability, deferred compensation, stock purchase, stock option, phantom stock, share appreciation right, fringe benefit, bonus, retirement, severance, deferred or incentive compensation programs, policies or other arrangements, insured or self-insured, that are maintained or sponsored by any of the Company or its Subsidiaries for the benefit of any current or former employee, director, officer or independent contractor of any of the Company or its Subsidiaries, but excluding any Union Plans.

          "COMPELLED INFORMATION" shall have the meaning set forth in Section 5.4(c).

          "COMPELLED PARTY" shall have the meaning set forth in Section 5.4(c).

          "COMPETITION ACT" means the Competition Act (Canada), as amended, and the related regulations and published interpretations.

          "COMPETITION TRIBUNAL" shall have the meaning as set forth in section 2 of the Competition Tribunal Act (Canada).

          "COMPETITIVE BUSINESS" shall have the meaning set forth in Section 5.14(b).

          "CONFIDENTIALITY AGREEMENTS" shall have the meaning set forth in
Section 5.4(a).

          "CONTRACT" means any contract, agreement, commitment, franchise, indenture, lease, purchase order or license, including amendments thereto.

          "COPYRIGHTS" means all rights in a work of authorship and all copyrights (including all registrations and applications to register the same).

          "CURRENT ASSETS," with respect to the Company and its Subsidiaries, means, as of the applicable date, without duplication, the sum of the following items, each as set forth on the relevant consolidated balance sheet of the Company, (i) cash and cash equivalents, (ii) accounts receivable, (iii) inventories, (iv) prepaid expenses, (v) income and other taxes recoverable, (vi) current portion of notes receivable and (vii) current portion of investment in leases, in each case, as such terms are used and calculated in accordance with GAAP, applied on a basis consistent with past practice.

          "CURRENT LIABILITIES," with respect to the Company and its Subsidiaries, means, as of the applicable date, without duplication, the sum of the following items, each as set forth on the relevant consolidated balance sheet of the Company, (i) book overdrafts, (ii) accounts payable, (iii) accrued salaries, wages and benefits (iv) current portion of employee future benefit plans, (v) accrued taxes, (vi) other accruals, (vii) current portion of real estate liabilities, (viii) current portion of provision for business rationalization, (ix) deferred income and (x) franchise settlement liability, in each case, as such terms are used and calculated in accordance with GAAP, applied on a basis consistent with past practice.

          "DETERMINATION PRICE" shall have the meaning set forth in Section 2.1(c).

          "DISCHARGE" means any emission, discharge, release, deposit, issuance, spray, injection, abandonment, escape, spill, leak, seepage, disposal or exhaust (other than exhaust from a vehicle or non-stationary equipment).

          "DISPUTE NOTICE" shall have the meaning set forth in Section 2.3(e).

          "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2(a).

          "ENCUMBRANCE" means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or other encumbrance, except for any restrictions arising under any applicable securities Laws.

          "EQUITY CONSIDERATION" shall have the meaning set forth in Section 2.1(c).

          "ESTIMATED CLOSING ADJUSTMENT" shall have the meaning set forth in
Section 2.3(b).

          "ESTIMATED NET WORKING CAPITAL" shall have the meaning set forth in
Section 2.3(a).

          "FINAL CLOSING ADJUSTMENT" shall have the meaning set forth in
Section 2.3(h).

          "FINAL CLOSING BALANCE SHEET" shall have the meaning set forth in
Section 2.3(g).

          "FINAL NET WORKING CAPITAL" shall have the meaning set forth in
Section 2.3(g).

          "FINAL PAYMENT DATE" shall have the meaning set forth in Section 5.17(e).

          "FINAL PAYMENT DATE WITHHELD AMOUNT" shall have the meaning set forth in Section 5.17(f).

          "GAAP" means generally accepted accounting principles in Canada, as in effect from time to time.

          "GOVERNMENTAL ENTITY" means any Canadian federal, provincial, municipal or local government, or any other governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

          "GOVERNMENTAL FILINGS" shall have the meaning set forth in Section
3.4.

          "GUARANTEES" shall have the meaning set forth in Section 5.11.

          "INDEBTEDNESS" means, with respect to any Person, without duplication:
(i) indebtedness for borrowed money; (ii) indebtedness for borrowed money of any other Person guaranteed in any manner by such Person; and (iii) obligations of such Person to pay rent or other amounts under any lease of real property or personal property which obligations are required to be classified and accounted for as capital leases in accordance with GAAP.

          "INDEMNIFIED PARTY" shall have the meaning set forth in Section
8.4(a).

          "INDEMNIFYING PARTY" shall have the meaning set forth in Section
8.4(a).

          "INDEPENDENT ACCOUNTING FIRM" means a mutually agreed partner (not previously engaged by the Metro Parties or the A&P Parties) of KPMG LLP, or such other independent accounting firm as may be mutually agreed upon by the A&P Parties and the Metro Parties.

          "INDUSTRIAL DESIGN" means all industrial designs registered or applied for registration under the Industrial Designs Act (Canada).

          "INITIAL PURCHASE PRICE" shall have the meaning set forth in Section 2.1(b).

          "INTELLECTUAL PROPERTY" means all Trademarks, Patents, Industrial Designs, Copyrights, Trade Secrets, moral rights and the benefit of any waivers of moral rights.

          "INTELLECTUAL PROPERTY AGREEMENT" means the Intellectual Property Agreement, dated as of the Closing Date, by and among A&P and Metro, substantially in the form of Exhibit A.

          "ITA" means the Income Tax Act (Canada), as amended.

          "INVESTMENT CANADA ACT" means the Investment Canada Act, as amended, and the related regulations and published interpretations.

          "INVESTOR AGREEMENT" means the agreement, dated as of the Closing Date, by and between Metro, A&P and Seller with respect to Seller's ownership of the Metro Shares, substantially in the form of Exhibit C.

          "IT SERVICES AGREEMENT" means the Information Technology Transition Services Agreement, dated as of the Closing Date, by and among A&P, the Company and Metro, substantially in the form of Exhibit B.

          "KNOWLEDGE OF A&P" (or similar phrases) means the actual knowledge, after due inquiry, of Eric Claus, Paul Del Duca, Nigel Fripp and Christopher Appleton, Doug Brummer, Bruce Moore, Vincent Bertrand, Paul Wiseman, Shawn Lacey, Thomas Zakrzewski, Mary Byczok and David Spry.

          "KNOWLEDGE OF METRO" (or similar phrases) means the actual knowledge after due inquiry of Pierre H. Lessard, L.G. Serge Gadbois, Eric Richer La Fleche, Alain Brisebois, Robert Sawyer and Simon Rivet.

          "LABOUR LAWS" shall have the meaning set forth in Section 3.14.

          "LAW" means any statute, code, rule, regulation, order, ordinance, judgment, decree or other pronouncement of any Governmental Entity having the effect of law.

          "LEASED REAL PROPERTY" shall have the meaning set forth in Section 3.19(b).

          "LOSSES" shall have the meaning set forth in Section 8.2(a).

          "MATERIAL METRO SUBSIDIARIES" means Metro Richelieu Inc., Loeb Canada Inc. and McMahon Distributeur pharmaceutique inc.

          "METRO" shall have the meaning set forth in the first paragraph of this Agreement.

          "METRO BALANCE SHEET" means the audited consolidated balance sheet of Metro as of September 25, 2004 included in the Metro Financial Statements.

          "METRO BALANCE SHEET DATE" means September 25, 2004.

          "METRO CLAIM" shall have the meaning set forth in Section 8.2(b).

          "METRO DISCLOSURE SCHEDULE" shall mean the disclosure schedule of the Metro Parties referred to in, and delivered pursuant to, this Agreement.

          "METRO FINANCIAL STATEMENTS" means (i) the Metro Balance Sheet and the audited consolidated statements of income, retained earnings and cash flows of Metro for the fiscal year ended September 25, 2004 and (ii) the audited consolidated balance sheet of Metro as at September 27, 2003 and the audited consolidated statements of income, retained earnings and cash flows of Metro for the fiscal year then ended, including, in each case, the notes thereto.

          "METRO INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 8.2(a).

          "METRO MATERIAL ADVERSE EFFECT" means any change or event that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business or results of operations or condition (financial or otherwise) of Metro and its Subsidiaries, taken as a whole, other than any change or event relating to or arising out of: (i) general economic conditions (including changes or events in the financial, banking, currency and capital markets) in the Province of Quebec, Canada; (ii) conditions generally affecting the industries in which any of Metro and its Subsidiaries operate, other than any such conditions that have a materially disproportionate adverse effect on Metro and its Subsidiaries, taken as a whole; (iii) changes in Law or in GAAP; (iv) any actions taken, or failures to take action, or such other changes or events, in each case, to which A&P has consented in writing;
(v) the commencement or material worsening of a war or armed hostilities or other national or international calamity involving Canada or the United States whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon Canada or the United States, or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of Canada or the United States; or (vi) the announcement of, or the taking of any action contemplated by, this Agreement and the transactions contemplated hereby, including by reason of the identity of the A&P Parties.

          "METRO PARTIES" shall have the meaning set forth in the first paragraph of this Agreement.

          "METRO SCHEDULE UPDATE" shall have the meaning set forth in Section 5.16(b).

          "METRO SHARES" means shares of Class A Subordinate Voting Stock of Metro.

          "NET WORKING CAPITAL" means (i) Current Assets minus (ii) Current Liabilities.

          "NOTICE PERIOD" shall have the meaning set forth in Section 8.4(a).

          "OFFERING MATERIALS" shall have the meaning set forth in Section 5.15.

          "OPCO" means The Great Atlantic & Pacific Company of Canada, Limited, a Nova Scotia company which is currently in the process of converting to an unlimited liability company.

          "OUTSIDE DATE" shall have the meaning set forth in Section 7.1(b).

          "OWNED REAL PROPERTY" shall have the meaning set forth in Section 3.19(a).

          "PATENTS" means all patents and patent applications, including divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof.

          "PENSION LAWS" means, as applicable, (i) the Pension Benefits Act (Ontario) and the regulations thereunder or other Canadian provincial pension benefits standards legislation and the regulations thereunder and (ii) the ITA and the regulations thereunder.

          "PENSION PLANS" means all Company Plans providing pensions, superannuation benefits or retirement savings, including pension plans, top up pensions or supplemental pensions, "registered retirement savings plans" (as defined in the ITA), "registered Pension Plans" (as defined in the ITA) and "retirement compensation arrangements" (as defined in the ITA).

          "PERMITS" shall have the meaning set forth in Section 3.10.

          "PERMITTED ENCUMBRANCE" means: (i) mechanics', carriers', workers', repairers', materialmen's, warehousemen's, construction and other Encumbrances arising or incurred in the ordinary course of business not yet due and payable or being contested in good faith by appropriate proceedings; (ii) Encumbrances for Taxes, utilities and other governmental charges that, in each case, are not yet due and payable, are being contested in good faith by appropriate proceedings or may thereafter be paid without penalty; (iii) matters of record or registered Encumbrances affecting title to any Real Property, but not including any Encumbrance securing indebtedness which is required to be discharged or extinguished pursuant to Section 5.10(a); (iv) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities that do not in the aggregate materially and adversely affect the use of the Real Property affected thereby as currently used in the Business; (v) statutory Encumbrances of landlords for amounts not yet due and payable; (vi) Encumbrances arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (vii) defects, irregularities or imperfections of title and other Encumbrances which, individually or in the aggregate, do not materially impair the continued use (in a manner consistent with current use in the Business) of the asset or property to which they relate.

          "PERSON" means an association, a corporation, an individual, a partnership, a limited partnership, a limited liability company, an unlimited liability company, a trust or any other entity or organization, including a Governmental Entity.

          "PRELIMINARY CLOSING BALANCE SHEET" shall have the meaning set forth in Section 2.3(c)(i).

          "PRELIMINARY NET WORKING CAPITAL" shall have the meaning set forth in
Section 2.3(c)(ii).

          "PRELIMINARY STATEMENT" shall have the meaning set forth in Section 2.3(c).

          "PURCHASE PRICE" shall have the meaning set forth in Section 2.1(b).

          "PURCHASER" shall have the meaning set forth in the first paragraph of this Agreement.

          "REAL PROPERTY" means, collectively, the Leased Real Property and the Owned Real Property.

          "REFERENCE NET WORKING CAPITAL" means ($95,325,000).

          "RELEASED PARTIES" shall have the meaning set forth in Section 5.11.

          "REMITTANCE DATE" shall have the meaning set forth in Section 5.17(c).

          "REPRESENTATIVES" shall have the meaning set forth in the applicable Confidentiality Agreement.

          "RESTRUCTURING TRANSACTIONS" shall mean the restructuring transactions effected (or caused to be effected) by A&P for internal purposes described in Section 3.8(a) of the A&P Disclosure Schedule.

          "REVISED SECTION 116 CERTIFICATE" shall have the meaning set forth in
Section 5.17(e).

          "SECTION 116 CERTIFICATE" shall have the meaning set forth in Section 5.17(a).

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

          "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

          "SHARES" shall have the meaning set forth in the recitals to this Agreement.

          "SOLVENT" with regard to any Person, means that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated and disputed liabilities, (ii) such Person has sufficient capital with which to conduct its business and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "DEBT" means any liability on a claim, and "CLAIM" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "SUBSIDIARY" of any Person means, on any date, any Person (i) the accounts of which would be consolidated with and into those of the applicable Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP, except for the application of Accounting Guideline 15 of the Canadian Institute of Chartered Accountants as of such date or (ii) of which securities or other ownership interests representing more than fifty (50) percent of the equity or more than fifty (50) percent of the ordinary voting power or, in the case of a partnership, more than fifty (50) percent of the general partnership interests or more than fifty (50) percent of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person. For the avoidance of doubt, "SUBSIDIARY" shall not include any franchisee of the Company or its Subsidiaries.

          "SUPPORT SERVICES" shall have the meaning set forth in Section 5.12.

          "TAX" means any foreign, federal, provincial, state, county or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance, or withholding tax or other tax, duty, fee, assessment or charge imposed by any taxing authority, including any Canada, Quebec or other government pension plan premium or contribution or employment insurance premium, and any interest or penalties related thereto.

          "TAX RETURN" means any return, report, declaration, information return or other document required to be filed with any Tax authority with respect to Taxes, including any amendments thereof.

          "TERMINATING CONTRACTS" shall have the meaning set forth in Section 5.10(b).

          "TRADE SECRETS" means all proprietary, confidential information, formulas, processes, data, know-how, devices or compilations of information used in a business that confer a competitive advantage over those in similar businesses who do not know how to use them.

          "TRADEMARKS" means all trademarks, trade names, brands, logos, trade dress, business names and Internet domain names, together with the goodwill associated with any of the foregoing, and all registrations and applications for registration of the foregoing.

          "TRANSFER TAXES" means any sales, use, goods and services, harmonized sales, stock transfer, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar duties or taxes together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with the transactions contemplated hereby.

          "TSX" means the Toronto Stock Exchange.

          "TSX APPROVAL" means the acceptance for listing of the Metro Shares to be issued pursuant to this Agreement by the TSX.

          "UNAUDITED QUARTERLY COMPANY FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet of the Company as at June 18, 2005 and the unaudited consolidated statements of income, retained earnings and cash flows of the Company for the period then ended.

          UNAUDITED QUARTERLY METRO FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet of Metro as at July 2, 2005 and the unaudited consolidated statements of income, retained earnings and cash flows of Metro for the period then ended.

          "UNION PLANS" means any registered pension plan to which the Company or its Subsidiaries contribute that is not a Pension Plan.

          "WITHHELD AMOUNT" shall have the meaning set forth in Section 5.17(b).

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

          SECTION 2.1 PURCHASE AND SALE OF SHARES.

               (a) The Metro Parties and the A&P Parties hereby agree that, upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, at the Closing, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign and deliver to Purchaser, all of the Shares, free and clear of Encumbrances.

               (b) At the Closing, Purchaser shall pay to Seller, in consideration for the purchase of the Shares pursuant to Section 2.1(a), in cash the sum of $1,200,000,000, as adjusted by the Estimated Closing Adjustment pursuant to Section 2.3(b) (the "CASH Consideration").

               (c) At the Closing, Metro shall issue and deliver to Seller (or its nominee), on behalf and for the benefit of Purchaser and in consideration for the purchase of the Shares pursuant to Section 2.1(a), 18,076,645 Metro Shares, free and clear of Encumbrances (other than any Encumbrances provided for in the Investor Agreement); provided, however, that (i) if the volume-weighted average of the trading prices per Metro Share for the five (5) trading days immediately preceding the third (3rd) Business Day prior to Closing (the "DETERMINATION PRICE") is equal to or greater than $34.57, then Metro shall issue and deliver that number of Metro Shares equal to 18,076,645 multiplied by the quotient obtained by dividing $34.57 by the Determination Price, free and clear of Encumbrances (other than any Encumbrances provided for in the Investor Agreement), or (ii) if the Determination Price is equal to or less than $20.75, then Metro shall issue and deliver that number of Metro Shares equal to 18,076,645 multiplied by the quotient obtained by dividing $20.75 by the Determination Price, free and clear of Encumbrances (other than any Encumbrances provided for in the Investor Agreement) (such Metro shares as adjusted, the "EQUITY CONSIDERATION" and together with the Cash Consideration, the "CLOSING CONSIDERATION").

               (d) Notwithstanding the preceding, in no event will the number of Metro Shares issued to Seller represent more than 19.9% of the issued and outstanding Metro Shares, on a non-diluted basis, after giving effect to such issuance (the "SHARE CAP"). In the event that Metro Shares would have been issuable to Seller but for the Share Cap, in addition to issuing to Seller the number of Metro Shares up to the Share Cap, Metro will pay to Seller an amount in cash equal to (i) the number of Metro Shares that would have been issuable in excess of the Share Cap multiplied by (ii) the Determination Price.

          SECTION 2.2 CLOSING.

               (a) The closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York, at 10:00 a.m., New York City time, on such date as promptly as practicable as the Metro Parties and the A&P Parties mutually agree, but in any event not later than August 17, 2005, subject to the satisfaction or waiver, if permissible, of the conditions to Closing set forth in Article VI (the "CLOSING DATE") unless another date is agreed to in writing by the Metro Parties and the A&P Parties. The Closing shall be deemed to have become effective at 12:01 a.m. (New York time) on the Closing Date (the "EFFECTIVE TIME"). Each of the A&P Parties and the Metro Parties undertake and agree that they shall in good faith cooperate with each other and use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things reasonably necessary or appropriate to cause the Closing of the transactions contemplated hereby to be effective for purposes of the financial reporting of the parties, the determination of Net Working Capital and related matters, as of August 13, 2005 at 11:59 p.m. (New York time), including the execution of appropriate instruments and agreements reflecting the same.

               (b) At the Closing, the A&P Parties shall deliver, or cause to be delivered, to the Metro Parties:

                    (i) a certificate or certificates evidencing all of the Shares, along with a stock power, in proper form to transfer all of the Shares into the name of Purchaser or its nominee duly executed by Seller;

                    (ii) the Intellectual Property Agreement, duly executed by A&P;

                    (iii) the IT Services Agreement, duly executed by A&P;

                    (iv) the Investor Agreement, duly executed by A&P and Seller;

                    (v) share certificates evidencing the outstanding shares in the capital of each of the Subsidiaries of the Company to the extent such share certificates are not as of the Closing in the possession of the Company or any of its Subsidiaries;

                    (vi) the certificate referred to in Section 6.2(c);

                    (vii) copies of all consents, approvals or waivers required in connection with the consummation of the transactions contemplated by this Agreement, to the extent obtained by the A&P Parties prior to the Closing;

                    (viii) copies of the corporate records and minute books of the Company and each of its Subsidiaries to the extent such records and books are in the possession of the A&P Parties or any of their Affiliates (other than the Company and its Subsidiaries); and

                    (ix) written resignations, effective as of the Closing Date, from each of the directors of the Company and its Subsidiaries.

               (c) At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller the Cash Consideration plus any additional cash payable pursuant to Section 2.1(d), by wire transfer of immediately available funds to an account or accounts designated by Seller prior to Closing.

               (d) At the Closing, Metro shall deliver, or cause to be delivered, to the A&P Parties:

                   (i) the Intellectual Property Agreement, duly executed by Metro;

                   (ii) the IT Services Agreement, duly executed by Metro and the Company;

                   (iii) the Investor Agreement, duly executed by Metro;

                   (iv) the certificate referred to in Section 6.3(c); and

                   (v) a certificate or certificates evidencing the Equity Consideration, legended as required by applicable securities Laws, registered in the name of Seller (or its nominee).

          SECTION 2.3 PURCHASE PRICE ADJUSTMENT.

               (a) No later than five (5) Business Days, and no earlier than ten
(10) Business Days, prior to the Closing Date, the A&P Parties shall prepare and deliver to the Metro Parties a certificate of an officer of A&P setting forth its good faith estimate of the Net Working Capital as of the Closing Date (the "ESTIMATED NET WORKING CAPITAL"). Such certificate shall include a reasonably detailed calculation and description of how the Estimated Net Working Capital was determined.

               (b) The Cash Consideration shall be (i) increased, if the Estimated Net Working Capital exceeds the Reference Net Working Capital, by an amount equal to the amount of such excess, or (ii) decreased, if the Reference Net Working Capital exceeds the Estimated Net Working Capital, by an amount equal to such excess (such increase or decrease, as the case may be, being the "ESTIMATED CLOSING ADJUSTMENT").

               (c) Within 45 days following the Closing Date, the A&P Parties shall prepare and deliver to the Metro Parties the following (collectively, the "PRELIMINARY STATEMENT"):

                   (i) a consolidated balance sheet of the Company as at the Effective Time (before giving effect to the Closing) (the "PRELIMINARY CLOSING BALANCE SHEET"), prepared in accordance with GAAP, applied on a basis consistent with past practice, which shall be audited by the Company's Auditors, the cost of which will be assumed by Purchaser; and

                   (ii) a calculation by the A&P Parties of the Net Working Capital as at the Effective Time (before giving effect to the Closing) based on the Preliminary Closing Balance Sheet (the "PRELIMINARY NET WORKING CAPITAL").

     The Preliminary Statement shall include a reasonably detailed calculation and description of how the Preliminary Net Working Capital was determined.

               (d) In connection with the preparation of the Preliminary Statement, the A&P Parties and their representatives shall have reasonable access, during normal business hours and upon reasonable notice, to the books and records, the financial systems and finance personnel and any other information of the Company and its Subsidiaries that the A&P Parties reasonably request, and Metro shall, and shall cause its Subsidiaries, including the Company and its Subsidiaries, to cooperate reasonably with the A&P Parties and their representatives in connection therewith.

               (e) The Metro Parties shall have 15 Business Days following receipt of the Preliminary Statement to review the Preliminary Closing Balance Sheet and the calculation of the Preliminary Net Working Capital, and to notify the A&P Parties in writing if it disputes the amount of the Preliminary Net Working Capital set forth on the Preliminary Statement (the "DISPUTE NOTICE"), specifying the reasons therefor in reasonable detail.

               (f) In connection with Metro Parties' review of the Preliminary Statement and/or the calculation of the Preliminary Net Working Capital, the Metro Parties and their Representatives shall have reasonable access, during normal business hours and upon reasonable notice, to all relevant work papers, schedules, memoranda and other documents prepared by the A&P Parties or their representatives (including the Company Auditors), subject to customary indemnification and other agreements that may be requested by the A&P Parties' representatives that are external advisors (including the Company Auditors), and to finance personnel of the A&P Parties and their Subsidiaries and any other information which the Metro Parties reasonably request and the A&P Parties shall, and shall cause their Subsidiaries to, cooperate reasonably with the Metro Parties and their Representatives in connection therewith, including discussing with and explaining to the Metro Parties and its Representatives any aspect of the Preliminary Statement.

               (g) In the event that the Metro Parties shall deliver a Dispute Notice to the A&P Parties, the Metro Parties and the A&P Parties shall cooperate in good faith to resolve such dispute as promptly as practicable and, upon such resolution, if any, any adjustments to the Preliminary Closing Balance Sheet and the Preliminary Net Working Capital shall be made in accordance with the agreement of the Metro Parties and the A&P Parties. If the Metro Parties and the A&P Parties are unable to resolve any such dispute within ten (10) Business Days (or such longer period as the Metro Parties and the A&P Parties shall mutually agree in writing) of the Metro Parties' delivery of such Dispute Notice, such dispute shall be resolved by the Independent Accounting Firm acting as an expert and not as an arbitrator, and such determination shall be final and binding on the parties. Any expenses relating to the engagement of the Independent Accounting Firm in respect of its services pursuant to this Section 2.3(g) shall be shared equally by the A&P Parties, on the one hand, and the Metro Parties, on the other hand. The Independent Accounting Firm shall be instructed to use reasonable best efforts to perform its services within 30 days of submission of the Preliminary Closing Balance Sheet, the Preliminary Net Working Capital and the Dispute Notice to it and, in any case, as promptly as practicable after such submission. The Preliminary Closing Balance Sheet and the Preliminary Net Working Capital, (i) if no Dispute Notice has been timely delivered by the Metro Parties, as originally submitted by the A&P Parties, or (ii) if a Dispute Notice has been timely delivered by the Metro Parties, as adjusted pursuant to the resolution of such dispute in accordance with this Section 2.3(g), shall be, respectively, the "FINAL CLOSING BALANCE SHEET" and the "FINAL NET WORKING CAPITAL."

               (h) The "CASH PURCHASE PRICE" shall be equal to the Cash Consideration, adjusted as follows (such increase or decrease, as the case may be, being referred to as the "FINAL CLOSING ADJUSTMENT"): (i) increased, if the Final Net Working Capital exceeds the Estimated Net Working Capital, by the amount of such excess; or (ii) decreased, if the Estimated Net Working Capital exceeds the Final Net Working Capital, by the amount of such excess. The Cash Purchase Price and the Equity Consideration is referred to herein together as the "PURCHASE PRICE".

               (i) Within five (5) Business Days after the determination of the Final Net Working Capital pursuant to this Section 2.3, if the Cash Purchase Price exceeds the Cash Consideration, Purchaser shall, and if the Cash Consideration exceeds the Cash Purchase Price, Seller shall, make payment to the other by wire transfer in immediately available funds of the amount payable by Purchaser or Seller, as the case may be, in an amount equal to the Final Closing Adjustment, together with interest thereon from the Closing Date to the date of payment at a floating rate equal to the U.S. dollar prime rate per annum, as quoted by JPMorgan Chase & Co., from time to time during such period (less any non-resident withholding Tax payable in respect of such interest). Such interest shall be calculated based on a year of 365 days and the number of days elapsed since the Closing Date.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE A&P PARTIES

          Except as set forth on the A&P Disclosure Schedule, the A&P Parties jointly and severally represent and warrant to the Metro Parties as follows:

          SECTION 3.1 CORPORATE STATUS. A&P is duly incorporated and validly existing under the Laws of the State of Maryland. Seller is duly incorporated and validly existing under the Laws of Luxembourg. Each of the Company and its Subsidiaries is duly incorporated or amalgamated and validly existing under the Laws of its governing jurisdiction and each (a) has all requisite corporate power and authority to carry on its business as it is now being conducted and
(b) is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Company Material Adverse Effect.

          SECTION 3.2 AUTHORIZATION. Each of the A&P Parties has all requisite corporate power and authority to enter into, and perform its obligations under, this Agreement. Each of A&P, the Company and OpCo has all requisite corporate authority to enter into, and to perform its obligations under, each Ancillary Agreement to which it is a party. The execution and delivery of this Agreement by the A&P Parties and the consummation by the A&P Parties of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors (or equivalent body) of the A&P Parties and no other corporate proceedings of the A&P Parties, including approval of the shareholders of A&P, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The execution and delivery of the Ancillary Agreements by A&P and the consummation by A&P of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of A&P and no other corporate proceedings of A&P, including approval of the shareholders of A&P, are necessary to authorize the Ancillary Agreements or to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by the A&P Parties, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each Ancillary Agreement, when executed and delivered by A&P (assuming due authorization, execution and delivery by the other parties thereto), will constitute, a valid and binding obligation of A&P (in the case of this Agreement and the Ancillary Agreements) and Seller (in the case of this Agreement), enforceable against A&P (in the case of this Agreement and the Ancillary Agreements) and Seller (in the case of this Agreement) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          SECTION 3.3 NO CONFLICT. Except as set forth in Section 3.3 of the A&P Disclosure Schedule, the execution and delivery of this Agreement by the A&P Parties and the Ancillary Agreements by A&P and the consummation of the transactions contemplated hereby by the A&P Parties and thereby by A&P will not
(a) assuming all Governmental Filings and waiting periods described in or contemplated by Section 3.4 have been obtained or made, or have expired, and assuming that the Competition Tribunal has not issued any order under the Competition Act prohibiting the completion of the transactions contemplated hereby and thereby, violate any applicable Law to which any of the A&P Parties, the Company or the Subsidiaries of the Company (or any of their respective properties) is subject, (b) materially conflict with, result in a material violation or material breach of, or constitute a material default under, result in the acceleration of or create in any party the right to accelerate, terminate or cancel (i) any Company Contract or material Company Lease or (ii) any material Contract to which either of the A&P Parties is a party or by which the assets of either of the A&P Parties may be bound, or (c) violate the charter, bylaws or other organizational documents of any of the A&P Parties, the Company or the Subsidiaries of the Company, other than in the case of clause (b)(ii) above, any such violations, conflicts, breaches, defaults, accelerations or rights that would not materially impair the A&P Parties' ability to perform their obligations under this Agreement or consummate the transactions contemplated hereby.

          SECTION 3.4 GOVERNMENTAL FILINGS. No filings or registrations with, notifications to, or authorizations, consents or approvals of, a Governmental Entity (collectively, "GOVERNMENTAL FILINGS") are required to be obtained or made by any of the A&P Parties, the Company or the Subsidiaries of the Company in connection with the execution and delivery of this Agreement by the A&P Parties or the Ancillary Agreements by A&P or the consummation of the transactions contemplated hereby by the A&P Parties or thereby by A&P, except
(a) compliance with and filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (b) Governmental Filings that become applicable as a result of matters specifically related to Purchaser or its Affiliates and (c) such other Governmental Filings, the failure of which to be obtained or made would not have a Company Material Adverse Effect and would not materially impair the A&P Parties' ability to perform their obligations under this Agreement or the Ancillary Agreements or consummate the transactions contemplated hereby or thereby (as applicable).

          SECTION 3.5 CAPITAL STRUCTURE.

               (a) The authorized capital stock of the Company consists of unlimited common shares of which 18,765 shares are issued and outstanding as of the date hereof. Except as set forth in Section 3.5(a) of the A&P Disclosure Schedule, the Shares are duly authorized, validly issued, fully paid and nonassessable, and are held of record by Seller, free and clear of Encumbrances. The Shares constitute all of the outstanding capital stock of the Company. Except as set forth in Section 3.5(a) of the A&P Disclosure Schedule, there are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities or other rights, agreements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company,
(ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of capital stock of the Company or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person or (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company.

               (b) Section 3.5(b) of the A&P Disclosure Schedule sets forth, as of the date hereof, a list of all Subsidiaries of the Company, including its name, its jurisdiction of incorporation, its authorized and outstanding capital stock and the percentage of its outstanding capital stock owned by the Company or a Subsidiary of the Company (as applicable). Except as set forth in Section 3.5(b) of the A&P Disclosure Schedule, the shares of outstanding capital stock of the Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable, and are held of record by the Company or a Subsidiary of the Company (as applicable), free and clear of Encumbrances. Except as set forth in Section 3.5(b) of the A&P Disclosure Schedule, there are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities or other rights, agreements or commitments relating to the capital stock of the Subsidiaries of the Company or obligating the Company or its Subsidiaries to issue or sell or otherwise transfer shares of the capital stock of the Subsidiaries of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Subsidiaries of the Company, (ii) outstanding obligations of the Subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person or (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Subsidiaries of the Company.

               (c) Other than the Subsidiaries of the Company or as otherwise set forth in Section 3.5(c) of the A&P Disclosure Schedule, there are no Persons in which any of the Company or its Subsidiaries owns any equity or other similar interest.

          SECTION 3.6 COMPANY FINANCIAL STATEMENTS. A&P has made available to Metro a true and complete copy of the Company Financial Statements. The Company Financial Statements were, and the Unaudited Quarterly Company Financial Statements (if available prior to the Closing) will be, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of notes in the case of the Unaudited Quarterly Company Financial Statements), consistently applied throughout the periods indicated (except as disclosed in the notes thereto), and fairly present (or will fairly present, in the case of the Unaudited Quarterly Company Financial Statements (if available prior to the Closing)), in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the dates thereof and for the periods covered thereby.

          SECTION 3.7 UNDISCLOSED LIABILITIES. Except as set forth in Section
3.7 of the A&P Disclosure Schedule and except for liabilities which are accrued or reserved against in the Company Balance Sheet (or reflected in the notes thereto) and liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, the Company does not have any material liabilities required to be reflected or reserved against on a consolidated balance sheet of the Company or disclosed in the notes thereto prepared in accordance with GAAP.

          SECTION 3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in
Section 3.8 of the A&P Disclosure Schedule, from the Balance Sheet Date through the date of this Agreement, there has not occurred any Company Material Adverse Effect. Except (1) as expressly contemplated by this Agreement, (2) as set forth in Section 3.8 of the A&P Disclosure Schedule or (3) for the Restructuring Transactions, from the Balance Sheet Date through the date of this Agreement, the Company and its Subsidiaries have conducted the Business in the ordinary course consistent with past practice in all material respects, and none of the Company or its Subsidiaries has:

               (a) amended its articles, bylaws or other organizational documents;

               (b) adopted a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, restructuring, recapitalization or other reorganization;

               (c) (i) issued, sold, transferred, pledged, disposed of or suffered any Encumbrance on any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, (ii) granted or issued any options, warrants or other rights to purchase or obtain any shares of its capital stock, (iii) split, combined, subdivided or reclassified any shares of its capital stock, (iv) declared, set aside or paid any dividend or other distribution with respect to any shares of its capital stock or (v) redeemed, purchased or otherwise acquired any shares of its capital stock or effected any reduction in capital;

               (d) issued any note, bond or other debt security or incurred or guaranteed any Indebtedness, other than in the ordinary course of business consistent with past practice;

               (e) except in the ordinary course of business consistent with past practice or as required under the terms of any Company Plan or any existing employment Contract or Collective Agreement, increased (i) the benefits under any Company Plan or (ii) the compensation payable to any officer or employee of any of the Company or its Subsidiaries;

               (f) entered into or consummated any transaction involving the acquisition of the business, stock, assets or other properties of any other Person for consideration in excess of $750,000 (other than purchases of inventory in the ordinary course of business consistent with past practice);

               (g) sold, leased, licensed or otherwise disposed of any material amount of assets or property for consideration in excess of $750,000, except pursuant to existing Contracts and except in the ordinary course of business consistent with past practice;

               (h) made any capital expenditures in excess of $750,000;

               (i) initiated any Action or settled any Action or threatened Action involving a payment to or by the Company or any of its Subsidiaries in excess of $750,000;

               (j) changed any of its accounting principles or practices;

               (k) made or rescinded any material tax election with respect to the Company or its Subsidiaries other than in the ordinary course of business consistent with past practice;

               (l) increased its reserves for contingent liabilities;

               (m) effected any sale and leaseback transactions;

               (n) made any written commitment to, or entered into any written Contract with, franchisees, other than as provided in the Company Contracts;

               (o) written up or written down any of its material assets or revalued its inventory in any material respect;

               (p) opened, terminated or closed any facility, supermarket or store;

               (q) suffered any extraordinary casualty losses, damages, destructions, whether or not covered by insurance; or

               (r) agreed or committed by Contract or otherwise to do any of the foregoing.

          SECTION 3.9 LEGAL PROCEEDINGS. Except as set forth in Section 3.9 of the A&P Disclosure Schedule and except as to any matter the subject matter of which is specifically covered by Sections 3.12, 3.13, 3.14, 3.15 or 3.19, as of the date of this Agreement, there are no Actions pending, or, to the Knowledge of A&P, threatened against any of the A&P Parties, the Company or the Subsidiaries of the Company, which if adversely determined, (a) would have a Company Material Adverse Effect, (b) would materially impair the A&P Parties' ability to perform their obligations under this Agreement or the Ancillary Agreements (as applicable) or consummate the transactions contemplated hereby or thereby (as applicable) or (c) would challenge the validity or enforceability of this Agreement or any Ancillary Agreement or seek to enjoin or prohibit consummation of the transactions contemplated hereby or thereby. Except as set forth in Section 3.9 of the A&P Disclosure Schedule, none of the Company or its Subsidiaries is subject to any judgment, decree, injunction or order of any Governmental Entity which would have a Company Material Adverse Effect or would materially impair the A&P Parties' ability to perform their obligations under this Agreement or consummate the transactions contemplated hereby.

          SECTION 3.10 COMPLIANCE WITH LAWS. Except as set forth in Section
3.10 of the A&P Disclosure Schedule and except as to any matter the subject matter of which is specifically covered by Sections 3.12, 3.13, 3.14, 3.15 or 3.19, to the Knowledge of A&P, the Company and its Subsidiaries are operating the Business in compliance with applicable Laws, except to the extent any non-compliance with applicable Laws would not have a Company Material Adverse Effect. All approvals, permits, licenses and registrations from Governmental Entities (collectively, "PERMITS") required to conduct the Business as currently conducted have been obtained by one or more of the Company or its Subsidiaries and, to the Knowledge of A&P, all such Permits are in full force and effect and the Business is being operated in compliance therewith, except for such Permits the failure of which to possess or be in full force and effect or with which to be in compliance would not have a Company Material Adverse Effect (except that this sentence shall not apply as to any Permits which are specifically covered by Section 3.12(a)).

          SECTION 3.11 OFFICERS AND DIRECTORS. A true and complete list of the directors and officers of the Company and its Subsidiaries as of the date of this Agreement is set forth in Section 3.11 of the A&P Disclosure Schedule.

          SECTION 3.12 ENVIRONMENTAL MATTERS. Except as set forth in Section
3.12 of the A&P Disclosure Schedule:

               (a) the Company or its Subsidiaries have obtained all material Permits that are required under any Environmental Law for the operation of the Business as currently being conducted and, to the Knowledge of A&P, all such Permits are in full force and effect;

               (b) to the Knowledge of A&P, the Company and its Subsidiaries have operated and are operating the Business in compliance with Environmental Laws, other than non-compliance which, in the aggregate, would not have a Company Material Adverse Effect;

               (c) A&P has made available to Purchaser copies of all material environmental assessments, audits, studies and other material environmental reports of third party consultants in its possession relating to the Company, its Subsidiaries and the Real Property;

               (d) to the Knowledge of A&P and except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has (i) caused or permitted a Discharge of any Hazardous Substances on, under, in, from, or about the Real Property or (ii) stored or maintained any Hazardous Substances on, at or under any Real Property, in each case, except in compliance with Environmental Laws;

               (e) except as would not have a Company Material Adverse Effect,
(i) none of the Company or any of its Subsidiaries has received any written notice, demand, letter, claim or remediation order alleging a violation of any Environmental Law and (ii) none of the Company or any of its Subsidiaries is party to any Action, order (including a remediation order), decree or injunction alleging material liability under any Environmental Law;

               (f) to the Knowledge of A&P, none of the Real Property has been used for the deposit of waste in a manner that would materially restrict the current use of such property in the Business; and

               (g) to the Knowledge of A&P and except as would not have a Company Material Adverse Effect, (i) there are no storage tanks, sumps or other similar vessels, asbestos-containing materials or polychlorinated biphenyls located on, at or under any Real Property, except in compliance with Environmental Laws, and (ii) any removal by the Company or any of its Subsidiaries of any of the foregoing was carried out in accordance with Environmental Laws.

               (h) As used herein, "ENVIRONMENTAL LAW" means any Law applicable to the Business relating to (i) the protection or enhancement of the natural environment, (ii) the protection of human health and safety as it pertains to exposure to Hazardous Substances present in or Discharged into the natural environment or (iii) the handling, use, presence, treatment, storage, Discharge or threatened Discharge of any Hazardous Substance. "HAZARDOUS SUBSTANCE" means any substance that is (i) listed, classified, regulated or defined pursuant to any Environmental Law to be a pollutant, contaminant, waste, hazardous waste, hazardous substance, hazardous material, toxic substance, deleterious substance or dangerous good, (ii) any petroleum product or by-product, (iii) any asbestos-containing material (including asbestos-containing vermiculite), chlorinated solvents, lead, urea formaldehyde foam insulation or mould, or (iv) toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic, or is otherwise hazardous and is regulated by any Environmental Laws.

          SECTION 3.13 TAXES. Except as set forth in Section 3.13 of the A&P Disclosure Schedule, to the Knowledge of A&P: (a) the Company and its Subsidiaries have accurately prepared and timely filed (taking into account extensions) all income Tax Returns required to have been filed by them and have timely paid all income Taxes shown to be due thereon, except as would not have a Company Material Adverse Effect; (b) there are no pending or threatened Actions for the assessment or collection of material income Taxes with respect to any of the Company or its Subsidiaries, except as would not have a Company Material Adverse Effect; (c) there are no liens for Taxes against any of the assets of any of the Company or its Subsidiaries, other than liens for Taxes not yet due and payable or contested in good faith, except as would not have a Company Material Adverse Effect; (d) any of the Company or its Subsidiaries have not executed or filed with any Tax authority any agreement extending the period for assessment or collection of any income Taxes, except as would not have a Company Material Adverse Effect; (e) the Company and its Subsidiaries have withheld, collected and remitted on a timely basis all amounts that are required to be withheld, collected and remitted by them in respect of Taxes, except as would not have a Company Material Adverse Effect; (f) provision has been made on the Company Balance Sheet, or will be made on the Final Closing Balance Sheet, for all Taxes owing by any of the Company or its Subsidiaries that are not yet due and payable and that relate to periods ending on or prior to the Closing Date; (g) since the Balance Sheet Date, no Tax liability not reflected in the Company Balance Sheet or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business consistent with past practice; and (h) for all transactions between the Company or any of its Subsidiaries and any non-resident Person with whom the Company or any of its Subsidiaries was not dealing at arm's length on or before the Closing Date, each of the Company and its Subsidiaries has made or obtained records or documents that meet the requirements of paragraph 247(4)(a) to (c) of the ITA.

          SECTION 3.14 LABOUR. Section 3.14 of the A&P Disclosure Schedule sets forth a list of collective bargaining agreements by which any of the Company or its Subsidiaries are bound. Except as set forth in Section 3.14 of the A&P Disclosure Schedule: (a) none of the Company or its Subsidiaries is a party to any collective bargaining agreement or any other labour-related agreements with any labour union or labour organization applicable to employees of any of the Company or its Subsidiaries (the "COLLECTIVE AGREEMENTS"), nor is any such Collective Agreement currently being negotiated; (b) to the Knowledge of A&P, none of the Company or its Subsidiaries is in breach of any Collective Agreement other than any such breach that would not have a Company Material Adverse Effect; (c) no work stoppage involving any of the Company or its Subsidiaries is pending or, to the Knowledge of A&P, threatened by any labor dispute or Action which would have a Company Material Adverse Effect; (d) to the Knowledge of A&P, the Company and it Subsidiaries are operating the Business in compliance with all Labour Laws other than non-compliance, which in the aggregate does not have a Company Material Adverse Effect; (e) to the Knowledge of A&P, there are no ongoing union certification drives or pending proceedings for certifying a union with respect to employees of any of the Company or its Subsidiaries; and (f) there has been no workplace accident resulting in a fatality of any employee of any of the Company or its Subsidiaries within 365 days prior to the date hereof. "LABOUR LAWS" means any applicable Law relating to employment standards, human rights, health and safety, labour relations, workplace safety and insurance and/or pay equity.

          SECTION 3.15 EMPLOYEE BENEFIT PLANS.

               (a) Section 3.15(a) of the A&P Disclosure Schedule sets forth a list of each material Company Plan.

               (b) A&P has made available to Purchaser the following documents:

                   (i) true and complete copies of the texts of all Company Plans set forth in Section 3.15(a) of the A&P Disclosure Schedule (or, where no text exists, a written summary of the material terms of such Company Plan);

                   (ii) in respect of each Pension Plan for which an actuarial valuation is required to be filed with a Governmental Entity, the most recent actuarial valuation filed with such Governmental Entity.

               (c) To the Knowledge of A&P:

                   (i) each Company Plan is registered, funded, administered and invested, as applicable, in compliance with the current terms of such Company Plan, and, in respect of each Company Plan that is not a Pension Plan, in accordance with Laws other than Pension Laws and, in respect of each Company Plan that is a Pension Plan, in accordance with Pension Laws;

                   (ii) for any Company Plan where contributions are required to be made in accordance with an actuarial valuation report, all contributions required to be made to such Company Plan as of the date hereof have been made in accordance with the actuarial report most recently filed with the applicable Governmental Entity in a timely fashion;

                   (iii) for any Company Plan where contributions are not required to be made in accordance with an actuarial valuation report, all contributions required to be made to such Company Plan as of the date hereof have been made;

                   (iv) no event has occurred respecting any registered Company Plan that would result in the revocation of the registration of such Company Plan or that could otherwise reasonably be expected to adversely affect the tax status of any such Company Plan; and

                   (v) as of the date hereof, the Company and its Subsidiaries have made all contributions to the Union Plans to which the Company and its Subsidiaries are required to make contributions.

               (d) Except as set forth in Section 3.15(d) of the A&P Disclosure Schedule, with respect to each Company Plan, (i) no material Action is pending or, to the Knowledge of A&P, threatened and (ii) to the Knowledge of A&P, no facts or circumstances exist that would give rise to any material Actions.

               (e) Except as set forth in Section 3.15(e) of the A&P Disclosure Schedule, prior to the date hereof there have been no partial or full wind-ups declared in respect of any Pension Plan nor, to the Knowledge of A&P, any circumstances or event that could reasonably be expected to give rise to any of the Pension Plans being declared terminated or wound-up, in whole or in part, under the terms of such Pension Plans or applicable Law.

               (f) Except as set forth in Section 3.15(f) of the A&P Disclosure Schedule, the A&P Parties have not made any written promise to create any Company Plan or to improve or change the benefits provided under any Company Plan.

               (g) Except as contemplated by Section 5.2 or as set forth in
Section 3.15(g) of the A&P Disclosure Schedule, the consummation of the transactions contemplated hereby will not (i) entitle any current or former employee or officer of any of the Company or its Subsidiaries to advance notice, termination pay, severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          SECTION 3.16 FRANCHISEE RELATIONS. Except as set forth in Section
3.16 of the Company Disclosure Schedule, to the Knowledge of A&P, the Company maintains satisfactory relations with all of its franchisees as a group, subject to commercial disputes in the normal course which, if adversely determined, would not have a Company Material Adverse Effect.

          SECTION 3.17 COMPANY CONTRACTS.

               (a) Section 3.17(a) of the A&P Disclosure Schedule identifies Contracts in effect as of the date of this Agreement to which any of the Company or its Subsidiaries is a party or by which any of them is otherwise expressly bound, which are in the categories listed below (collectively, the "COMPANY CONTRACTS"):

                   (i) any partnership or joint venture Contract;

                   (ii) any employment, consulting or similar Contract requiring payment by the Company or any of its Subsidiaries of base annual compensation in excess of $100,000;

                   (iii) any Contract containing a covenant not to compete that impairs in any material respect the ability of the Company or its Subsidiaries to freely conduct the Business in any geographic area or in any line of business;

                   (iv) any Contract evidencing Indebtedness in excess of $750,000;

                   (v) any Contract pursuant to which any of the Company, its Subsidiaries or the A&P Parties, on behalf of the Company or its Subsidiaries, (A) has acquired the right to use any material Company Intellectual Property, other than software and other Intellectual Property that is generally commercially available and was purchased for less than $50,000, or (B) has granted to any third party any material license to use any material Company Intellectual Property;

                   (vi) any Contract providing for capital expenditures or the acquisition or construction of fixed assets for the benefit and use of any of the Company or its Subsidiaries, (A) which requires payments by any of the Company or its Subsidiaries in excess of $750,000 in any year or (B) which is not in respect of capital expenditures or the acquisition or construction of fixed assets contemplated by the capital expenditures budget of the Company set forth in Section 3.17(a)(vi) of the A&P Disclosure Schedule;

                   (vii) any Contract for the sale or other transfer of Owned Real Property or other material tangible assets having a fair market value in excess of $750,000 that has not yet been consummated and was not entered into in the ordinary course of business consistent with past practice;

                   (viii) any franchise agreement or lease with franchisees of any of the Company or its Subsidiaries;

                   (ix) any distribution, supply, vendor, inventory purchase, sales agency or advertising Contract (other than any purchase orders entered into in the ordinary course of business consistent with past practice) involving annual expenditures by any of the Company or its Subsidiaries in excess of $750,000 which is not cancelable (without material penalty, cost or other liability) within one (1) year;

                   (x) any other Contract, not otherwise covered by clauses (i) through (ix) of this Section 3.17(a), that requires payments by or to any of the Company or its Subsidiaries in excess of $750,000 during any one (1) year and has not been entered into in the ordinary course of business consistent with past practice; and

                   (xi) any written commitment (including any letter of intent or memorandum of understanding) to enter into any agreement of the type described in clauses (i) through (x) of this Section 3.17(a).

               (b) Except as set forth in Section 3.17(b) of the A&P Disclosure Schedule, (i) each Company Contract (A) constitutes a valid and binding obligation of the Company or the Subsidiary of the Company party thereto, (B) assuming such Company Contract is a legal, valid and binding obligation of and enforceable against the other parties thereto in accordance with its terms, is enforceable against the Company or Subsidiary of the Company party thereto, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (C) to the Knowledge of A&P, is in full force and effect and (ii) none of the Company or its Subsidiaries is in breach or default under any Company Contract, except, in each case, where such failure to be so valid, binding and enforceable or in full force and effect, or where such breach or default, would not have a Company Material Adverse Effect.

          SECTION 3.18 PERSONAL PROPERTY. Except as may be reflected in the Balance Sheet or as set forth in Section 3.18 of the A&P Disclosure Schedule, the Company or one of its Subsidiaries (as applicable) owns or leases, free and clear of any Encumbrances (except for Permitted Encumbrances), all the tangible personal property reflected in the Company Balance Sheet used or held for use by the Company or its Subsidiaries (as applicable) in the Business and all such tangible personal property acquired by the Company or its Subsidiaries (as applicable) since the Balance Sheet Date, except for inventory or other tangible personal property as has been sold or otherwise disposed of in the ordinary course of business consistent with past practice and except for such tangible personal property the failure of which to so own or lease would not have a Company Material Adverse Effect.

          SECTION 3.19 REAL PROPERTY.

               (a) Section 3.19(a) of the A&P Disclosure Schedule sets forth a list of all real property owned by the Company or any of its Subsidiaries (the "OWNED REAL PROPERTY"). Except as set forth in Section 3.19(a) of the A&P Disclosure Schedule, the Company or one of its Subsidiaries has title in fee simple, free and clear of Encumbrances (other than Permitted Encumbrances), to all of the Owned Real Property. Except as set forth in Section 3.19(a) of the A&P Disclosure Schedule, with respect to each such parcel of Owned Real
Property: (i) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting any Person the right of use or occupancy of any portion of such parcel; (ii) there are no outstanding rights of first refusal, rights of first offer or options to purchase such parcel or interest thereon; and (iii) neither the Company nor any of its Subsidiaries has received written notice of any pending expropriation proceedings.

               (b) Section 3.19(b) of the A&P Disclosure Schedule sets forth a list all of the leases or subleases pursuant to which the Company or any of its Subsidiaries holds a leasehold or subleasehold estate or other right to use or occupy any interest in real property (the "COMPANY LEASES") and each leased or subleased parcel of real property in which Company or any of its Subsidiaries is a tenant or subtenant thereunder (the "LEASED REAL PROPERTY"). Except as set forth in Section 3.19(b) of the A&P Disclosure Schedule, there are no restrictive covenants, municipal by-laws or other Laws that in any way materially restrict or prohibit the use of any material Leased Real Property for the purposes for which it is used in the Business as of the date hereof, other than Permitted Encumbrances. Except as set forth in Section 3.19(b) of the A&P Disclosure Schedule, (i) each material Company Lease (A) constitutes a valid and binding obligation of the Company or the Subsidiary of the Company party thereto
(B) assuming such material Company Lease is a legal, valid and binding obligation of, and enforceable against, the other parties thereto, is enforceable against the Company or the Subsidiary of the Company party thereto, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (C) to the Knowledge of A&P, is in full force and effect, (ii) none of the Company or its Subsidiaries is in breach or default under any material Company Lease and
(iii) to the Knowledge of A&P, none of the landlords or sublandlords under any material Company Leases is in breach or default of its obligations under any such material Company Lease, except, in each case, where such failure to be so valid, binding and enforceable or in full force and effect, or where such breach or default, would not have a Company Material Adverse Effect. Copies of all material Company Leases, together with any material amendments thereto, have heretofore been made available to Purchaser.

               (c) Except as set forth in Section 3.19(c) of the A&P Disclosure Schedule, the Company is not a party to any lease, sublease, concession agreement, use and occupancy agreement, assignment or similar arrangement under which the Company or any of its Subsidiaries is a sub-lessor or assignor of the material Leased Real Property.

          SECTION 3.20 INTELLECTUAL PROPERTY.

               (a) Section 3.20(a) of the A&P Disclosure Schedule sets forth, for the Company Intellectual Property owned by any of the Company or its Subsidiaries, a list of all material (i) Patents, (ii) Trademark applications and registrations, (iii) Industrial Design applications and registrations and
(iv) Copyright applications and registrations.

               (b) Except as set forth in Section 3.20(b) of the A&P Disclosure
Schedule:

                   (i) to the Knowledge of A&P, the conduct of the Business as currently conducted (including the use of the Company Intellectual Property) does not infringe, misappropriate, conflict with or otherwise violate any Person's Intellectual Property, and there is no such claim pending or threatened against any of the Company or its Subsidiaries except where such infringement, misappropriation, conflict or violation would not have a Company Material Adverse Effect;

                   (ii) to the Knowledge of A&P, no Person is infringing, misappropriating, conflicting with or otherwise violating any material Company Intellectual Property owned by any of the A&P Parties, the Company or its Subsidiaries, and no such claims are pending or threatened against any Person by any of the Company or its Subsidiaries;

                   (iii) to the Knowledge of A&P, all material Company Intellectual Property owned by any of the A&P Parties, the Company or its Subsidiaries is valid, subsisting and enforceable;

                   (iv) all Company Intellectual Property owned by the Company or its Subsidiaries is owned free and clear of all Encumbrances (other than licenses to Persons entered into in the ordinary course of the Business); and

                   (v) all registrations and applications for material Company Intellectual Property owned by the Company or its Subsidiaries are in good standing and are recorded in the name of the Company or the applicable Subsidiary thereof.

          SECTION 3.21 AFFILIATED TRANSACTIONS. As of the date hereof, except as set forth in Section 3.21 of the A&P Disclosure Schedule, there are no Contracts providing for the provision or sharing of services or tangible or intangible assets or any other matter between any of the Company or its Subsidiaries, on the one hand, and the A&P Parties or their Affiliates (other than any of the Company and its Subsidiaries), on the other hand, other than any such Contracts or other arrangements that involve payments of less than $250,000 per annum for any single Contract or series of related Contracts. Except as set forth in Section 3.21 of the A&P Disclosure Schedule, there are no letters of credit, guarantees or similar obligations given by the Company or any of its Subsidiaries in respect of Indebtedness or liabilities of any Person (other than the Company and its Subsidiaries).

          SECTION 3.22 ASSETS USED IN THE BUSINESS. After giving effect to the Restructuring Transactions, the assets, properties, rights and interests of the Company and its Subsidiaries, together with (i) the assets and rights which are contemplated to be provided to the Company and/or its Subsidiaries pursuant to the Ancillary Agreements and (ii) the assets and rights used by Seller on behalf of the Company and/or its Subsidiaries which Purchaser or its Subsidiaries elect not to receive, constitute in all material respects all assets, properties, rights and interests of the Company or its Subsidiaries used in the Business as of the date hereof; provided, that the foregoing is subject to the limitation that certain transfers, licenses, sublicenses, leases and subleases (as the case may be) of the assets, properties, rights and interests of the Company and its Subsidiaries may require the consent of a third party which has not been obtained.

          SECTION 3.23 BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries (including, for greater certainty, financial, operations, sales, accounts, and purchase books and records) present in all material respects the respective financial positions of the Company and its subsidiaries as at the relevant dates, and all material financial transactions of the Company and its Subsidiaries have been accurately recorded in all material respects in such books and records.

          SECTION 3.24 RESIDENCE OF SELLER. Seller is a non-resident of Canada for the purposes of the ITA.

          SECTION 3.25 ACQUISITION FOR INVESTMENT. The A&P Parties have such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of Seller's investment in the Metro Shares. The A&P Parties confirm that they can bear the economic risk of their investment in the Metro Shares and can afford to lose their entire investment in the Metro Shares. The A&P Parties are acquiring the Metro Shares for investment and not with a view toward or for sale in connection with any distribution thereof in violation of applicable securities Laws. The A&P Parties acknowledge and understand that the Metro Shares have not been registered under the Securities Act or any other applicable securities Laws. The A&P Parties agree that the Metro Shares may only be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in accordance with applicable securities Laws (including the Securities Act).

          SECTION 3.26 NO RELIANCE. The A&P Parties acknowledge that they have conducted to their satisfaction an independent investigation of the financial condition, liabilities, results of operations and projected operations of Metro and its Subsidiaries and the nature and condition of their respective properties and assets and the business of Metro and, in making the determination to proceed with the transactions contemplated by this Agreement and the Ancillary Agreements, have relied solely on the results of their own independent investigation and the representations and warranties set forth in
Article IV and in the Investor Agreement. The A&P Parties acknowledge that none of the Metro Parties, the Subsidiaries of Metro or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Metro, its Subsidiaries, the business of Metro or other matters that are not included in this Agreement or in the Investor Agreement. Without limiting the generality of the foregoing, none of the Metro Parties, the Subsidiaries of Metro or any other Person has made a representation or warranty to the A&P Parties with respect to (a) any projections, estimates or budgets for the business of Metro, Metro or any of its Subsidiaries or (b) any material, documents or information relating to any of Metro or its Subsidiaries made available to the A&P Parties or their Representatives in any information memorandum, management presentation, data room or otherwise, except as expressly covered by a representation or warranty set forth in Article IV or in the Investor Agreement.

          SECTION 3.27 BROKERS' FEES. No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities Inc. and Lehman Brothers Inc., the fees and expenses for which shall be paid by one of the A&P Parties, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the A&P Parties or any of their Affiliates.

          SECTION 3.28 DISCLAIMER OF WARRANTIES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO PURCHASER OR ANY OTHER PERSON IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE INVESTOR AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE III AND THE INVESTOR AGREEMENT. ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE DISCLAIMED BY SELLER.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          The Metro Parties jointly and severally represent and warrant to the A&P Parties as follows:

          SECTION 4.1 CORPORATE STATUS. Each of the Metro Parties is duly incorporated and validly existing under the Laws of its governing jurisdiction and (a) has all requisite corporate power and authority to carry on its business as it is now being conducted and (b) is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Metro Material Adverse Effect. Purchaser is a Canadian within the meaning of the Investment Canada Act.

          SECTION 4.2 AUTHORIZATION. Each of the Metro Parties has all the requisite corporate power and authority to enter into, and to perform its obligations under, this Agreement and Metro has all the requisite corporate power to enter into, and to perform its obligations under, the Ancillary Agreements. The execution and delivery of this Agreement by the Metro Parties and the consummation by the Metro Parties of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of the Metro Parties and no other corporate proceedings of either of the Metro Parties, including approval of the shareholders of Metro, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The execution and delivery of the Ancillary Agreements by Metro have been duly and validly authorized by the Board of Directors of Metro and no other corporate proceedings of Metro, including approval of the shareholders of Metro, are necessary to authorize the Ancillary Agreements or to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Metro Parties, and (assuming due authorization, execution and delivery by the A&P Parties) this Agreement constitutes, and each Ancillary Agreement, when executed and delivered by Metro (assuming due authorization, execution and delivery by the other parties thereto) will constitute, a valid and binding obligation of Metro (in the case of this Agreement and the Ancillary Agreements) and Purchaser (in the case of this Agreement), enforceable against Metro (in the case of this Agreement and the Ancillary Agreements) and Purchaser (in the case of this Agreement) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          SECTION 4.3 NO CONFLICT. The execution and delivery of this Agreement by the Metro Parties and the Ancillary Agreements by Metro and the consummation of the transactions contemplated hereby by the Metro Parties and thereby by Metro will not (a) assuming all Governmental Filings and waiting periods described in or contemplated by Section 4.4 have been obtained or made, or have expired, and assuming that the Competition Tribunal has not issued an order under the Competition Act prohibiting the completion of the transactions contemplated hereby and thereby, violate any applicable Law to which any of the Metro Parties or their Affiliates is subject, (b) materially conflict with, result in a material violation or material breach of, or constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate or cancel any material Contract to which any of the Metro Parties or their Affiliates is a party or by which any of the Metro Parties or their Affiliates is bound or to which the assets of any of the Metro Parties or their Affiliates (or any of their respective properties) are subject or (c) violate the charter, bylaws or other organizational documents of any of the Metro Parties or their Affiliates other than, in the case of clause (b) above, any such violations, conflicts, breaches, defaults, accelerations or rights that would not materially impair the Metro Parties' ability to perform their obligations under this Agreement or consummate the transactions contemplated hereby.

          SECTION 4.4 GOVERNMENTAL FILINGS. No Governmental Filings are required to be obtained or made by any of the Metro Parties or their Affiliates in connection with the execution and delivery of this Agreement by the Metro Parties or the Ancillary Agreements by Metro or the consummation of the transactions contemplated hereby by the Metro Parties or thereby by Metro, except the TSX Approval and except as set forth in Section 4.4 of the Metro Disclosure Schedule and except such Governmental Filings, the failure of which to be obtained or made would not have a Metro Material Adverse Effect and would not materially impair the Metro Parties' ability to perform their obligations under this Agreement or the Ancillary Agreements or consummate the transactions contemplated hereby or thereby (as applicable). Metro has received a no action letter from the Commission of Competition, dated June 22, 2005, and Metro has provided a true and correct copy thereof to A&P.

          SECTION 4.5 CAPITAL STRUCTURE.

               (a) On the Closing Date, the Metro Shares (i) will have been duly created, issued and allotted in favour of the Seller, (ii) will be outstanding as fully paid and non-assessable Class A Subordinate Shares of the Metro, (iii) will not be subject to any resale restriction in Canada other than such hold period as is provided for in Canadian securities Laws and the rules and policies of the TSX, and (iv) shall be listed on the TSX. The authorized share capital of Metro consists of an unlimited number of First Preferred Shares, an unlimited number of Class A Subordinate Shares and an unlimited number of Class B Shares, of which 95,146,040 Class A Subordinate Shares and 933,840 Class B Shares were issued and outstanding as at July 2, 2005.

               (b) Except as set forth in Section 4.5(b) of the Metro Disclosure Schedule, there are no (i) outstanding obligations, options, warrants, convertible securities or other rights, agreements or commitments obligating Metro to issue or sell or otherwise transfer shares of Metro, or, to the Knowledge of Metro, otherwise relating to the shares of Metro (ii) outstanding obligations of Metro to repurchase, redeem or otherwise acquire shares of Metro or to make any material investment (in the form of a loan, capital contribution or otherwise) in any other Person or (iii) to the Knowledge of Metro, voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of Metro.

               (c) Section 4.5(c) of the Metro Disclosure Schedule sets forth a list of all the Material Metro Subsidiaries, including its name, its jurisdiction of incorporation, its authorized and outstanding share capital and the percentage of its outstanding shares owned by Metro or any Affiliate of Metro, as applicable. Except as set forth in Section 4.5(c) of the Metro Disclosure Schedule, the issued and outstanding shares of the Material Metro Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and are held of record and beneficially by Metro or a Subsidiary of Metro, as applicable, free and clear of Encumbrances. Except as set forth in Section 4.5(c) of the Metro Disclosure Schedule, there are no (i) outstanding obligations, options, warrants, convertible securities or other rights, agreements or commitments relating to the share capital of the Material Metro Subsidiaries, (ii) outstanding obligations of the Material Metro Subsidiaries to repurchase, redeem or otherwise acquire shares of their respective capital stock or to make any material investment (in the form of a loan, capital contribution or otherwise) in any other Person or (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of Material Metro Subsidiaries.

          SECTION 4.6 METRO FINANCIAL STATEMENTS. Metro has made available to A&P a true and complete copy of the Metro Financial Statements. The Metro Financial Statements were, and the Unaudited Quarterly Metro Financial Statements (if available prior to the Closing) will be, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of notes in the case of the Unaudited Quarterly Metro Financial Statements), consistently applied throughout the periods indicated (except as disclosed in the notes thereto), and fairly present (or will fairly present, in the case of the Unaudited Quarterly Metro Financial Statements (if available prior to the Closing)), in all material respects, the consolidated financial position, results of operations and cash flows of Metro as of the dates thereof and for the periods covered thereby.

          SECTION 4.7 UNDISCLOSED LIABILITIES. Except for liabilities which are accrued or reserved against in the Metro Balance Sheet (or reflected in the notes thereto) and liabilities incurred since the Metro Balance Sheet Date in the ordinary course of business consistent with past practice, Metro does not have any material liabilities required to be reflected or reserved against on a consolidated balance sheet of Metro or disclosed in the notes thereto prepared in accordance with GAAP.

          SECTION 4.8 LEGAL PROCEEDINGS. Except as set forth in Section 4.14 of the Metro Disclosure Schedule, there are no Actions pending, or, to the Knowledge of Metro, threatened against any of the Metro Parties or their Affiliates, which if adversely determined, (a) would have a Metro Material Adverse Effect, (b) would materially impair the Metro Parties' ability to perform their obligations under this Agreement or the Ancillary Agreements (as applicable) or consummate the transactions contemplated hereby or thereby (as applicable) or (c) would challenge the validity or enforceability of this Agreement or any Ancillary Agreement or seek to enjoin or prohibit consummation of the transactions contemplated hereby or thereby.

          SECTION 4.9 METRO MATERIAL ADVERSE EFFECT. To the Knowledge of Metro, there has been no Metro Material Adverse Effect since the Metro Balance Sheet Date.

          SECTION 4.10 COMPLIANCE WITH CANADIAN SECURITIES LAWS. Metro is a reporting issuer within the meaning of the Canadian Securities Laws. Metro is in compliance with all of its material obligations (i) under the Canadian Securities Laws and, the rules and policies of the TSX to which it is subject, and (ii) in the filing of any reports, statements, notices or other documents (including the annual information form and press releases) which it is required to file with the Canadian Securities Authorities. The information filed by Metro with the Canadian Securities Authorities is true and correct in all material respects and does not contain any untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement therein concerning Metro not misleading.

          SECTION 4.11 OFFICERS AND DIRECTORS. Section 4.11 of the Metro Disclosure Schedule contains a complete list of all the officers and directors of Metro.

         SECTION 4.12 BUSINESS OF METRO. The business of Metro and the Material Metro Subsidiaries is as described in Section 4.12 of the Metro Disclosure Schedule and neither Metro nor any of the Material Metro Subsidiaries has ever conducted any other material business otherwise than as disclosed in publicly available material filed in the past with the Canadian Securities Authorities.

          SECTION 4.13 LABOUR. To the Knowledge of Metro, Metro maintains satisfactory relations with all labour unions or labour organizations representing any employees of Metro or its Subsidiaries.

          SECTION 4.14 FRANCHISEE RELATIONS. Except as set forth in Section 4.14 of the Metro Disclosure Schedule, to the Knowledge of Metro, Metro maintains satisfactory relations with all of its franchisees and the holders of the Class B Shares as a group, subject to commercial disputes in the normal course which, if adversely determined, would not have a Metro Material Adverse Effect.

          SECTION 4.15 AFFILIATED TRANSACTIONS. As of the date hereof, except as set forth in Section 4.15 of the Metro Disclosure Schedule, no director or officer, former director or officer, shareholder or employee of, or any other Person not dealing at arm's length with, Metro or any of its Subsidiaries is engaged in any transaction or arrangement with or is a party to a Contract with, or has any indebtedness, liability or obligation to, Metro or any of its Subsidiaries except for employment arrangements with employees.

          SECTION 4.16 ACQUISITION FOR INVESTMENT. The Metro Parties have such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of Purchaser's purchase of the Shares. The Metro Parties confirm that they can bear the economic risk of its investment in the Shares and can afford to lose their entire investment in the Shares. The Metro Parties are acquiring the Shares for investment and not with a view toward or for sale in connection with any distribution thereof in violation of applicable securities Laws. The Metro Parties agree that the Shares may only be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in accordance with applicable securities Laws.

          SECTION 4.17 FUNDING. Metro has received the Commitment Letter which shall, at the Closing, provide the Metro Parties with sufficient funds to enable the Metro Parties to consummate the transactions contemplated hereby, including payment of the Purchase Price and all fees and expenses of the Metro Parties relating to the transactions contemplated hereby. True and complete copies of the Commitment Letter, together with any amendments thereto, have heretofore been made available to the A&P Parties. The Commitment Letter has been duly executed and delivered by the parties thereto and is in full force and effect.

          SECTION 4.18 SOLVENCY. Assuming the Company and its Subsidiaries, taken as a whole, are Solvent immediately prior to the Closing, the Metro Parties, the Company and the Subsidiaries of the Company, taken as a whole, will be Solvent immediately following the Closing, after giving effect to the transactions contemplated by this Agreement and the incurrence of any financings in connection therewith.

          SECTION 4.19 PURCHASER AS PRINCIPAL. In performing its obligations under this Agreement, Purchaser is acting as principal and not as agent for Metro.

          SECTION 4.20 BROKERS' FEES. No broker, investment banker, financial advisor or other Person, other than BMO Nesbitt Burns Inc., Merrill Lynch & Co. and TD Securities Inc., the fees and expenses for which shall be paid by the Metro Parties, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Metro Parties or any of their Affiliates.

          SECTION 4.21 NO RELIANCE. The Metro Parties acknowledge that they have conducted to their satisfaction an independent investigation of the financial condition, liabilities, results of operations and projected operations of the Company and its Subsidiaries and the nature and condition of their respective properties and assets and the Business and, in making the determination to proceed with the transactions contemplated by this Agreement and the Ancillary Agreements, have relied solely on the results of their own independent investigation and the representations and warranties set forth in Article III. The Metro Parties acknowledge that none of the A&P Parties, the Company, the Subsidiaries of the Company or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, its Subsidiaries, the Business or other matters that are not included in this Agreement. Without limiting the generality of the foregoing, none of the A&P Parties, the Company, the Subsidiaries of the Company or any other Person has made a representation or warranty to the Metro Parties with respect to (a) any projections, estimates or budgets for the Business, the Company or any of its Subsidiaries or (b) any material, documents or information relating to any of the Company or its Subsidiaries made available to the Metro Parties or their Representatives in any information memorandum, management presentation, data room or otherwise, except as expressly covered by a representation or warranty set forth in Article III.

          SECTION 4.22 DISCLAIMER OF WARRANTIES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, THE METRO PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES TO THE A&P PARTIES OR ANY OTHER PERSON IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE INVESTOR AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE IV OR IN THE INVESTOR AGREEMENT. ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE DISCLAIMED BY PURCHASER.

                                   ARTICLE V

                                    COVENANTS

          SECTION 5.1 CONDUCT OF THE BUSINESS. From and after the date hereof, the A&P Parties shall cause the Company and its Subsidiaries to conduct their respective businesses only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except (1) as otherwise contemplated by this Agreement, (2) in furtherance of the Restructuring Transactions, (3) for actions approved by Metro in writing (which approval shall not be unreasonably withheld or delayed), (4) as required to comply with applicable Law and (5) as set forth in Section 5.1 of the A&P Disclosure Schedule, from and after the date hereof, the A&P Parties shall cause each of the Company and its Subsidiaries not to take any of the following actions:

               (a) amend its articles, bylaws or other organizational documents;

               (b) adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization;

               (c) (i) issue, sell, transfer, pledge, dispose of or suffer any Encumbrance on any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, (ii) grant or issue any options, warrants or other rights to purchase or obtain any shares of its capital stock, (iii) split, combine, subdivide or reclassify any shares of its capital stock, (iv) declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock or (v) redeem, purchase or otherwise acquire any shares of its capital stock or effect any reduction in capital;

               (d) issue any note, bond or other debt security or incur or guarantee any Indebtedness, other than letters of credit issued in the ordinary course of business consistent with past practice;

               (e) except in the ordinary course of business consistent with past practice or as required under the terms of any Company Plan or any existing employment Contract or Collective Agreement, increase (i) the benefits under any Company Plan or (ii) the compensation payable to any officer or employee of the Company or its Subsidiaries;

               (f) enter into or consummate any transaction involving the acquisition of the business, stock, assets or other properties of any other Person for consideration in excess of $750,000 (other than purchases of inventory in the ordinary course of business consistent with past practice);

               (g) sell, lease, license or otherwise dispose of any material amount of assets or property except pursuant to existing Contracts and except in the ordinary course of business consistent with past practice;

               (h) initiate or commence any opening, termination or closure of any facility, supermarket or store, except as contemplated by the capital expenditures budget of the Company set forth in Section 3.17(a)(vi) of the A&P Disclosure Schedule (and provided, for the avoidance of doubt, that this Section
5.1 shall not restrict the Company or any of its Subsidiaries from proceeding with or completing any such openings, terminations or closures that have been initiated or commenced prior to the date of this Agreement);

               (i) write up or write down any of its material assets or revalue its inventory in any material respect, except as may be required under GAAP;

               (j) make any capital expenditures in excess of $750,000, except as contemplated by the capital expenditures budget of the Company set forth in
Section 3.17(a)(vi) of the A&P Disclosure Schedule;

               (k) settle any Action or threatened Action involving a payment to or by the Company or any of its Subsidiaries in excess of $750,000;

               (l) except as may be required as a result of a change in GAAP, change any of its accounting principles or practices;

               (m) enter into a material Collective Agreement or renew or renegotiate any existing Collective Agreement;

               (n) enter into any employment, consulting or similar Contract with any individual requiring payment by the Company or any of its Subsidiaries of base annual compensation in excess of $100,000;

               (o) enter into any Contract with (i) an officer, director, key employee or shareholder of the Company or any of its Subsidiaries or (ii) the A&P Parties or any of their Affiliates (other than the Company and its Subsidiaries) or with any of their respective directors, officers or employees;

               (p) modify, amend or voluntarily terminate prior to the expiration date thereof any of the Company Contracts and material Company Leases or waive any default by, or release, settle or compromise any claim against, any other party thereto, other than in the ordinary course of business consistent with past practice or in connection with any renewal, renegotiation or extension of any lease to which any of the Company or its Subsidiaries is a party or by which it is bound;

               (q) increase its reserves for contingent liabilities, except as may be required under GAAP;

               (r) effect any sale and leaseback transactions;

               (s) enter into any Contract or amend any existing Contract with respect to the Air Miles reward program or involving material advertising, including with Shop Cast, or waive any material right under any existing material advertising Contract;

               (t) enter into any Company Contract or material Company Lease for a term exceeding 12 months;

               (u) make any written commitment to or enter into any written agreement with franchisees, other than as provided in the Company Contracts;

               (v) make or rescind any material tax election with respect to the Company or its Subsidiaries, other than (i) an election pursuant to subsection 256(9) of the ITA and any corresponding provincial election in the Tax Returns of the Company and its Subsidiaries, prepared in accordance with Section 5.13(a), for the taxable periods of the Company and its Subsidiaries ending as a result of Closing, or (ii) in the ordinary course of business consistent with past practice; or

               (w) agree or otherwise commit to take any of the actions set forth in the foregoing subsections (a) through (v) of this Section 5.1.

          SECTION 5.2 EMPLOYMENT MATTERS. Upon the Closing, the Metro Parties shall cause the Company and its Subsidiaries to continue to employ all individuals who are employees of any of the Company or its Subsidiaries immediately prior to the Closing, including employees not actively at work due to injury, vacation, military duty, disability, illness, parental leave or other approved or statutory leave of absence (collectively, the "AFFECTED EMPLOYEES"). The Metro Parties shall be solely responsible for all liabilities relating to the employment and termination of employment of any Affected Employees.

          SECTION 5.3 PUBLICITY. The Metro Parties and the A&P Parties shall communicate with each other and cooperate with each other prior to any public disclosure of the transactions contemplated by this Agreement. The Metro Parties and the A&P Parties agree that no public release or announcement concerning the terms of the transactions contemplated hereby shall be issued by any party without the prior consent of the Metro Parties and the A&P Parties, except as such release or announcement may be required by Law or the rules and regulations of any stock exchange upon which the securities of A&P or Metro, as applicable, are listed, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

          SECTION 5.4 CONFIDENTIALITY. The Metro Parties and their Representatives (as such term is defined in the Confidentiality Agreement between A&P and Metro, dated April 22, 2005 (the "A&P CONFIDENTIALITY AGREEMENT") shall treat all proprietary or nonpublic information obtained in connection with this Agreement and the transactions contemplated hereby as confidential in accordance with the terms of the A&P Confidentiality Agreement. A&P and its Representatives (as such term is defined in the Confidentiality Agreement between Metro and A&P dated June 22, 2005 (the "METRO CONFIDENTIALITY AGREEMENT" and, together with A&P Confidentiality Agreement, the "CONFIDENTIALITY AGREEMENTS")) shall treat all proprietary or nonpublic information in respect of the Metro Parties and their Affiliates (including, from and after the Closing, the Company, its Subsidiaries and the Business) and the transactions contemplated hereby as confidential in accordance with the terms of the Metro Confidentiality Agreement. The terms of the Confidentiality Agreements are hereby incorporated herein by reference. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreements shall continue in full force and effect as provided in Section 7.2.

          SECTION 5.5 ACCESS TO INFORMATION. Subject to Section 5.4, the A&P Parties shall cause the Company and its Subsidiaries to afford Metro and its Representatives reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to their books and records, and shall furnish Metro with available financial, operating and other data and information with respect to the business and properties of the Company and its Subsidiaries as Metro may reasonably request. In exercising its rights hereunder, Metro shall (and shall cause each of its Representatives to) conduct itself so as not to interfere in the conduct of the business of the Company and its Subsidiaries prior to Closing. The Metro Parties acknowledge and agree that any contact by Metro and its Representatives with officers, employees, customers or agents of the Company and its Subsidiaries hereunder shall be arranged and supervised by representatives of A&P, unless A&P otherwise expressly consents with respect to any specific contact. Notwithstanding anything to the contrary set forth in this Agreement, none of the A&P Parties or any of their Affiliates (including the Company and its Subsidiaries) shall be required to disclose to the Metro Parties or any agent or Representative thereof any information (a) relating to any sale or divestiture process conducted by the A&P Parties for the Company or the Business or the A&P Parties' (or their agents' and representatives') evaluation of the Company or the Business in connection therewith, including projections, financial information or other information relating thereto or (b) if doing so could violate any Contract or Law to which any of the A&P Parties or their Affiliates (including the Company and its Subsidiaries) is a party or to which it is subject or which it believes in good faith could result in a loss of the ability to successfully assert a claim of privilege (including the attorney-client and work product privileges), provided, that A&P shall seek to obtain any consent required under any such Contract to permit such disclosure; provided, further, that if A&P or any of its Affiliates believes in good faith that any such disclosure may result in a loss of the ability to successfully assert a claim of privilege, A&P and Metro shall cooperate and explore in good faith whether a method could be used to permit disclosure by A&P or its representatives without waiving such privilege.

          SECTION 5.6 FILINGS; AUTHORIZATIONS.

               (a) A&P, on the one hand, and Metro, on the other hand, shall promptly provide or file or cause to be provided or filed all necessary Governmental Filings and any additional information requested by any Governmental Entity in connection with the transactions contemplated hereby. Each of Metro and A&P shall, and shall cause its Subsidiaries to, comply with any applicable post-Closing notification or filing requirements, as well as with other requirements of any antitrust, trade, competition, investment or similar Law. Each of Metro and A&P shall promptly cooperate and consult with respect to the preparation and submission of any filings with a Governmental Entity that may be required by Law or be considered by either party to be desirable, as well as with respect to the preparation and submission of any information requested by a Governmental Entity, in connection with the transactions contemplated hereby, including by providing to the other party or its counsel (i) an opportunity to review and input into drafts of such filings and other written communications with a Governmental Entity prior to their finalization, (ii) any reasonably available information that may be requested for such purpose and
(iii) copies of all filings and other information provided to any Governmental Entity. Any such information marked or designated as "Highly Confidential" shall be exchanged only between legal counsel to the parties and shall be redacted from any copies of filings or other materials that may be provided to other representatives of the recipient party. Each of Metro and A&P shall also cooperate with respect to, and provide counsel to the other party with an opportunity to attend and/or participate in, any meetings, conference calls or other communications that may be held with any Governmental Entity in connection with the transactions contemplated hereby.

               (b) In addition to the agreements set forth in Section 5.6(a), Metro shall forthwith take any and all steps (without any reduction to the Purchase Price) that may be necessary to avoid, resist, defeat or reverse any action by the Commissioner of Competition or the Competition Tribunal that may have the effect of preventing or delaying the Closing in any respect.

               (c) Metro and A&P shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Entity is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Company Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties shall furnish such information as may be required in connection therewith and timely seek to obtain any such actions, consents, approvals or waivers.

          SECTION 5.7 DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION. If the Closing occurs, Metro and the A&P Parties agree that all rights to indemnification and all limitations on liability existing in favor of any individual who, on or prior to the Closing Date, was an officer, director, manager or employee of any of the Company or its Subsidiaries (collectively, the "COMPANY INDEMNITEES"), as provided in (a) the organizational documents of any of the Company or its Subsidiaries in effect on the date of this Agreement or
(b) any agreement providing for indemnification by any of the Company or its Subsidiaries of any Company Indemnitee in effect on the date of this Agreement to which any of the Company or its Subsidiaries is a party or by which it is bound and which has been set forth in Section 5.7 of the A&P Disclosure Schedule, shall survive the consummation of the transactions contemplated hereby and continue in full force and effect and be honored by the Company and its Subsidiaries after the Closing. Metro shall cause each of the Company and its Subsidiaries to take all actions required by, and otherwise comply with, the provisions of this Section 5.7. It is expressly agreed that the Company Indemnitees to whom this Section 5.7 applies shall be third party beneficiaries of this Section 5.7.

          SECTION 5.8 REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions herein provided, except as otherwise provided in this Agreement and without limiting the application of the provisions of Section 5.6, each of the parties agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other party in doing all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including: (a) the satisfaction of the conditions precedent to the obligations of the A&P Parties (in the case of the Metro Parties) or the Metro Parties (in the case of the A&P Parties); (b) the obtaining of applicable consents, waivers or approvals of any third parties; (c) the defending of any Actions challenging this Agreement or the performance of the obligations hereunder; and (d) the execution and delivery of such instruments, and the taking of such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Notwithstanding the foregoing, none of the A&P Parties, the Company or any of their respective Affiliates shall be obligated to make any payments or otherwise pay any consideration to any third party to obtain any applicable consent, waiver or approval.

          SECTION 5.9 INSURANCE. The Metro Parties acknowledge that all insurance coverage for the Company, its Subsidiaries and the Business under policies of the A&P Parties and their Subsidiaries (other than the Company and its Subsidiaries) shall terminate as of the Closing and no claims may be brought thereunder by any of the Company or its Subsidiaries from and after the Closing for losses that occur after the Closing; provided, that, following the Closing,
(a) at the request of the Metro Parties, the A&P Parties will reasonably cooperate with the Metro Parties to make any claims under any insurance policy of the A&P Parties written by a third party not affiliated with the A&P Parties for losses arising out of occurrences prior to the Closing related to the Business to the extent that coverage is provided therefor under the terms and conditions of such policy, and the A&P Parties and the Metro Parties shall reasonably cooperate and keep the other party reasonably informed of all material events with respect to such claims, provided that the Metro Parties shall be responsible for all deductibles and other costs in connection with such claims, (b) the A&P Parties shall not cancel, release or otherwise voluntarily terminate any such policies with respect to such claims without the prior written consent of the Metro Parties and (c) the A&P Parties shall not be required to make any payments or otherwise incur any costs following the Closing in order to maintain any such policies or otherwise comply with this Section
5.9. Notwithstanding the preceding, A&P shall maintain substantially equivalent directors and officers liability insurance coverage to existing insurance coverage, subject to prevailing market conditions, for the benefit of all Persons who served as directors or officers of the Company or any of its Subsidiaries prior to the Closing for a period of six (6) years following the Closing Date; provided, however, that Metro shall be responsible and pay for any deductibles or retention amounts payable in connection therewith. All proceeds of claims under such insurance policies if and to the extent received by A&P or its Subsidiaries following the Closing shall be paid as promptly as practicable upon receipt to Metro; provided, further, however, that, with respect to any such claims relating to directors or officers of both A&P or its Subsidiaries (other than the Company or its Subsidiaries), on the one hand, and the Company or its Subsidiaries, on the other hand, such proceeds will be allocated by A&P on a reasonable basis.

          SECTION 5.10 INDEBTEDNESS; TERMINATION OF AGREEMENTS.

               (a) At or prior to the Closing, A&P shall (i) discharge (or otherwise cause to be extinguished), and shall cause its Subsidiaries (other than any of the Company or its Subsidiaries) to discharge (or otherwise cause to be extinguished), (A) any indebtedness for borrowed money of any of the Company and its Subsidiaries (other than any indemnities, performance bonds, performance guarantees, letters of credit or capital leases to which any of the Company or its Subsidiaries is party or by which any of them is bound) and (B) any indebtedness for borrowed money of any other Person guaranteed by any of the Company or its Subsidiaries (other than any indemnities, performance bonds, performance guarantees, letters of credit or capital leases to which any of the Company or its Subsidiaries is party or by which any of them is bound), (ii) obtain releases of any Encumbrances on the shares and assets of the Company and its Subsidiaries associated with any such indebtedness to be discharged or extinguished and (iii) assume all applicable costs, fees, penalties, including for prepayment or amendment, related to such discharge or extinguishment, and shall make all necessary filings in connection therewith.

               (b) As of the Closing, except for (i) the Ancillary Agreements and (ii) those Contracts set forth in Section 5.10(b) of the A&P Disclosure Schedule, all Contracts between any of the Company or its Subsidiaries, on the one hand, and any of the A&P Parties or their Subsidiaries (other than any of the Company or its Subsidiaries), on the other hand (the "TERMINATING CONTRACTS"), shall be terminated as between them and shall be without any further force and effect, and there shall be no further obligations of any of the relevant parties thereunder. Metro agrees to take and to cause the Company and its Subsidiaries to take any action following the Closing that would be required to give effect to the termination of the Terminating Contracts.

               (c) Except as set forth in Section 5.10(c) of the A&P Disclosure Schedule, all inter-company accounts, whether payables or receivables, between any of the A&P Parties and their Subsidiaries (other than any of the Company and its Subsidiaries), on the one hand, and any of the Company and its Subsidiaries, on the other hand, as of the Closing shall, at the election of the A&P Parties, be settled in cash or otherwise cancelled at or prior to the Closing. For the purposes of determining any amount of Net Working Capital, any amounts paid at the Closing in accordance with this Section 5.10(c) shall be reflected in Current Liabilities or Current Assets, as the case may be, to the extent applicable.

          SECTION 5.11 RELEASE OF GUARANTEES. Prior to the Closing, Metro shall use its reasonable best efforts to either (a) arrange for substitute letters of credit, guarantees and other obligations on commercially reasonable terms to replace in all respects the indemnities, performance bonds, performance guaranties, other guaranty obligations, letters of credit and other similar arrangements of any of the A&P Parties or their Affiliates (other than any of the Company and its Subsidiaries) (collectively, the "RELEASED PARTIES") in favor of any of the Company or its Subsidiaries with respect to obligations of any of the Company or its Subsidiaries (collectively, "GUARANTEES") or (b) assume all obligations under each such Guarantee, obtaining from the creditor or other counter-party a full release of the Released Parties. Following the Closing, Metro shall continue to use its reasonable best efforts to terminate, or cause Metro or one of its Affiliates to be substituted in all respects for the Released Parties in respect of, all obligations of the Released Parties under any such Guarantees. Metro shall, to the extent the beneficiary or counter-party under any Guarantee refuses to accept such a substitute letter of credit, guarantee or other obligation, (i) obtain a letter of credit on behalf of Metro, (ii) indemnify and hold harmless the Released Parties for any Losses arising from such Guarantees which relate to events or circumstances arising after the Effective Time, and (iii) not permit any of the Company or its Subsidiaries or its Affiliates to renew or extend the term of or increase its obligations under, or transfer to another third party, any loan, lease, Contract or other obligation for which any Released Party is or would reasonably be expected to be liable under such Guarantee. To the extent that any Released Party has performance obligations under any such Guarantee, Metro shall use its reasonable best efforts to (i) perform such obligations on behalf of such Released Party or (ii) otherwise take such action as reasonably requested by the A&P Parties so as to put such Released Party in the same position as if Metro, and not such Released Party, had performed or was performing such obligations.

          SECTION 5.12 CERTAIN SERVICES AND INTELLECTUAL PROPERTY PROVISIONS.

               (a) The Metro Parties acknowledge that the Company or its Subsidiaries currently receive from A&P or its Subsidiaries certain information technology services ("SUPPORT SERVICES"). The A&P Parties and the Metro Parties acknowledge that, except as provided in the Ancillary Agreements or the agreements set forth in Section 5.10(b) of the A&P Disclosure Schedule, Support Services shall cease as the Closing, and all agreements and arrangements in respect thereof shall terminate as of the Closing, with no further obligation of any party thereto (other than the repayment of any amounts owed in respect thereof through the Closing in accordance with Section 5.10(c)).

               (b) The A&P Parties and the Metro Parties acknowledge that, except as provided in the Intellectual Property Agreement, all agreements and arrangements in respect of Intellectual Property, including agreements and arrangements relating to Intellectual Property used to provide the Support Services, shall terminate as of the Closing, with no further obligation of any party thereto.

          SECTION 5.13 TAX MATTERS.

               (a) The A&P Parties shall prepare or cause to be prepared all Tax Returns required to be filed by the Company or any of its Subsidiaries after the Closing Date with respect to taxable periods or portions thereof ending on or before the Closing Date. For greater certainty, the A&P Parties shall have the right to cause the Company and its Subsidiaries to make an election pursuant to subsection 256(9) of the ITA and any corresponding provincial election in the Tax Returns of the Company and its Subsidiaries, for the taxable periods ending as a result of Closing. The Company shall timely file or cause to be filed all such Tax Returns described in the preceding sentence and shall pay or cause to be paid all Taxes shown as due on such Tax Returns.

               (b) The Metro Parties and the A&P Parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Metro Parties and the A&P Parties shall (i) retain all books and records with respect to Tax matters pertinent to the Company or its Subsidiaries relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by the Metro Parties or the A&P Parties, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, shall allow the requesting party to take possession of such books and records.

               (c) Neither Metro nor any of its Affiliates (including, after the Closing, the Company and its Subsidiaries) shall, without the prior written consent of the A&P Parties, which consent shall not be unreasonably withheld or delayed, (i) make or change any Tax election affecting any pre-Closing Tax period of the A&P Parties or any of their Affiliates, (ii) amend, refile or otherwise modify (or grant an extension of any applicable statute of limitations with respect to) any Tax Return prepared by the A&P Parties or any of their Affiliates relating to a pre-Closing Tax period or (iii) take any action that results in any increased Tax liability (including a reduction in a refund) or reduction of any Tax asset of any of the Company or its Subsidiaries (or the A&P Parties or any of their Affiliates) in respect of a pre-Closing Tax period.

               (d) If a refund of Taxes (to the extent not reflected on the Final Closing Balance Sheet) (the "REFUND") is received by or credited to the account of the Company or any of its Subsidiaries in respect of any period ending on or prior to Closing, Metro shall cause such recipient to pay the amount of the Refund to Seller, after deduction of (i) an amount equal to the amount of Taxes, if any, to which the recipient, or any of Metro, the Company or a Subsidiary of the Company, would be subject as a result of the receipt or crediting of such Refund and (ii) with the prior consent of the A&P Parties, any payments that Purchaser, the Company or a Subsidiary of the Company has made or is required to make, and in respect of which the A&P Parties are required to reimburse, but has not reimbursed, Purchaser, the Company or such Subsidiary, relating to Taxes payable by the Company or any of its Subsidiaries in respect of any period ending at or prior to Closing that were not paid prior to Closing or reflected on the Final Closing Balance Sheet.

          SECTION 5.14 NON-COMPETITION.

               (a) For a period of five (5) years from and after the Closing, A&P shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, engage in or own any interest (other than an interest of less than ten (10) percent of the voting securities of a publicly traded company) in a Competitive Business; provided, however, that nothing set forth in this Section
5.14 shall (i) prohibit another Person (or its successor) from engaging in a Competitive Business from and after the time at which A&P or any of its Subsidiaries acquires an interest in such Person, by acquisition of securities or assets, joint venture, merger or other business combination, if such Competitive Business generates less than fifteen (15) percent of such Person's aggregate revenues or (ii) be deemed to apply to any then existing business of a Person (or any of its Affiliates) that acquires control of A&P or any of its Subsidiaries or that acquires all or substantially all of the assets of A&P or any of its Subsidiaries or merges with A&P in a "merger of equals."

               (b) As used in this Agreement, "COMPETITIVE BUSINESS" means any entity or business that engages in the retail grocery business in Canada, including the operation of (i) supermarkets, (ii) combination food and drug stores and (iii) discount food stores.

          SECTION 5.15 PURCHASER'S FINANCING ACTIVITIES.

               (a) Metro shall (i) use its reasonable best efforts to obtain as of the Closing the financing under the Commitment Letter and (ii) to the extent that the Commitment Letter is terminated or borrowings under the Commitment Letter are otherwise unavailable, use its reasonable best efforts to promptly arrange for alternative third party financing in an amount at least equal to that contemplated by the Commitment Letter and (i) no less favorable to the Metro Parties with respect to conditions to funding at the Closing than those under the heading "Conditions Precedent to Initial Disbursement" set forth in the term sheet attached to the Commitment Letter and (ii) on terms that could not otherwise have an adverse effect on the Metro Parties' ability to complete the transactions contemplated by this Agreement on the terms set forth herein. Prior to the Closing, the Metro Parties shall not agree to, or permit, any amendment or modification of, the Commitment Letter or other documentation relating to the financing thereunder which either (i) amends the conditions under the heading "Conditions Precedent to Initial Disbursement" set forth in the term sheet attached to the Commitment Letter or otherwise, directly or indirectly, amends, supplements or changes the conditions to the conditions to such initial disbursement or (ii) otherwise could have an adverse effect on the Metro Parties' ability to complete the transactions contemplated by this Agreement on the terms set forth herein, in either case, without the prior written consent of A&P.

               (b) The Metro Parties acknowledge and agree that the A&P Parties and their Affiliates have no responsibility for any financing that Metro may raise in connection with the transactions contemplated hereby. Any offering memorandum, banker's book or other materials prepared by or on behalf of the Metro Parties or their Affiliates, or their financing sources, in connection with the Metro Parties' financing activities in connection with the transactions contemplated hereby (collectively, "OFFERING MATERIALS") which include any information provided by or on behalf of any of the A&P Parties or their Affiliates (including the Company and its Subsidiaries) shall include a conspicuous disclaimer to the effect that neither A&P nor any of its Affiliates nor any employees thereof have any responsibility for the content of such Offering Materials and disclaim all responsibility therefor and shall further include a disclaimer with respect to A&P and its Affiliates in any oral disclosure with respect to such financing activities.

          SECTION 5.16 SUPPLEMENTS TO THE DISCLOSURE SCHEDULES.

               (a) The A&P Parties shall have the right from time to time prior to the Closing Date to supplement, amend or update the A&P Disclosure Schedule (an "A&P SCHEDULE UPDATE") to reflect facts, events or circumstances, whether existing prior to, on, or after the date hereof, that would have otherwise been appropriate to include in any section of such A&P Disclosure Schedule; provided, that:

                    (i) no A&P Schedule Update shall cure any breach of any representation, warranty or covenant of the A&P Parties made as of the date of this Agreement;

                    (ii) such A&P Schedule Update shall be taken into account in the certificate to be provided by A&P pursuant to Section 6.2(c);

                    (iii) to the extent that such A&P Schedule Update discloses facts, events or circumstances that occurred after the date hereof, such A&P Schedule Update shall be taken into account in determining whether or not the condition set forth in Section 6.2(a) has been satisfied; and

                    (iv) such A&P Schedule Update shall have no effect on the determination of whether the condition set forth in Section 6.2(d) has been satisfied.

               (b) The Metro Parties shall have the right from time to time prior to the Closing Date to supplement, amend or update the Metro Disclosure Schedule (a "METRO SCHEDULE UPDATE") to reflect facts, events or circumstances, whether existing prior to, on, or after the date hereof, that would have otherwise been appropriate to include in any section of such Metro Disclosure Schedule; provided, that:

                    (i) no Metro Schedule Update shall cure any breach of any representation, warranty or covenant of the Metro Parties made as of the date of this Agreement;

                    (ii) such Metro Schedule Update shall be taken into account in the certificate to be provided by Metro pursuant to Section 6.3(c);

                    (iii) to the extent that such Metro Schedule Update discloses facts, events or circumstances that occurred after the date hereof, such Metro Schedule Update shall be taken into account in determining whether or not the condition set forth in Section 6.3(a) has been satisfied; and

                    (iv) such Metro Schedule Update shall have no effect on the determination of whether the condition set forth in Section 6.3(d) has been satisfied.

          SECTION 5.17 NON-RESIDENT CERTIFICATE.

               (a) Seller shall use its reasonable efforts to deliver to Metro, on or before the Closing Date, a certificate issued by the Minister of National Revenue under subsection 116(2) of the ITA (the "SECTION 116 CERTIFICATE") in respect of the Shares containing a "certificate limit" at least equal to the Closing Consideration.

               (b) If Seller fails to deliver to Metro, on or before the Closing Date, the Section 116 Certificate, Purchaser shall withhold from the amount of the Closing Consideration the amount (the "WITHHELD AMOUNT") for which Purchaser is liable under subsection 116(5) of the ITA. Purchaser shall deposit the Withheld Amount in an interest-bearing account with a Canadian bank.

               (c) If Seller delivers to Metro, before the last Business Day that is not more than 30 days after the end of the month in which the Closing Date occurred (the "REMITTANCE DATE"), the Section 116 Certificate with a "certificate limit" at least equal to the Closing Consideration, Purchaser shall pay to Seller forthwith upon delivery of such certificate an amount equal to the Withheld Amount, plus an amount equal to any interest earned thereon (less any non-resident withholding Tax payable in respect of such amount).

               (d) If Seller fails to deliver to Metro, on or before the Remittance Date, (i) the Section 116 Certificate, (ii) a certificate issued by the Minister of National Revenue under subsection 116(4) of the ITA or (iii) a written waiver or extension by the Canada Revenue Agency of the Remittance Date, Purchaser shall, on the Remittance Date, pay to the Receiver General for Canada an amount equal to the Withheld Amount and the amount so paid by Purchaser shall be considered for all purposes to be a part of the Cash Closing Consideration paid by Purchaser to Seller. Any interest earned on the Withheld Amount (less any non-resident withholding Tax payable in respect of such interest) shall be paid forthwith to Seller by Purchaser. In case clause (iii) above applies, the provisions of Sections 5.17(c), (d), (g), (h) and (i) shall be applied based upon the extended date for remittance determined by the Canada Revenue Agency and the "Remittance Date" referred to therein shall be considered a reference to the extended date for remittance.

               (e) Where:

                   (i) Seller has delivered to Metro a Section 116 Certificate in accordance with Sections 5.17(a) or (c),

                   (ii) the Purchase Price exceeds the Closing Consideration, and

                   (iii) the "certificate limit" on the Section 116 Certificate is less than the Purchase Price,

          Seller shall use reasonable efforts to deliver to Metro, on or before the date on which payment by Purchaser to Seller of the amount of the Final Closing Adjustment is required in accordance with Section 2.3(i) (the "FINAL PAYMENT DATE"), a new or revised Section 116 Certificate with a "certificate limit" at least equal to the Purchase Price (the "REVISED SECTION 116 CERTIFICATE").

               (f) If Section 5.17(e) applies and Seller fails to deliver to Metro the Revised Section 116 Certificate on or before the Final Payment Date, Purchaser shall withhold from the amount of the Final Closing Adjustment the amount (the "FINAL PAYMENT DATE WITHHELD AMOUNT") for which Purchaser is liable under subsection 116(5) of the ITA as a result of the Payment of the Final Closing Adjustment. Unless Section 5.17(g) applies, Purchaser shall deposit the Final Payment Date Withheld Amount in an interest-bearing account with a Canadian bank.

               (g) If the Final Payment Date is after the Remittance Date, Purchaser shall forthwith pay to the Receiver General for Canada an amount equal to the Final Payment Date Withheld Amount and the amount so paid by Purchaser shall be considered for all purposes to be a part of the amount of the Purchase Price. Any interest earned on the Final Payment Date Withheld Amount (less any non-resident withholding Tax payable in respect of such interest) shall be forthwith paid to Seller by Purchaser.

               (h) If the Final Payment Date is before the Remittance Date and Seller delivers to Metro, before the Remittance Date, the Revised Section 116 Certificate, Purchaser shall pay to Seller forthwith upon delivery of the Revised Section 116 Certificate an amount equal to the Final Payment Date Withheld Amount, plus an amount equal to any interest earned thereon (less any non-resident withholding Tax payable in respect of such amount).

               (i) If the Final Payment Date is before the Remittance Date and Seller has not delivered to Metro, before the Remittance Date, the Revised
Section 116 Certificate, Purchaser shall, on the Remittance Date, pay to the Receiver General for Canada an amount equal to the Final Payment Date Withheld Amount and the amount so paid by Purchaser shall be considered for all purposes to be a part of the amount of the Purchase Price. Any interest earned on the Final Payment Date Withheld Amount (less any non-resident withholding Tax payable in respect of such interest) shall be paid forthwith to Seller by Purchaser.

          SECTION 5.18 POST CLOSING MATTERS. Prior to July 21, 2007, neither Purchaser nor any of its Affiliates shall, unless Purchaser obtains the prior written consent of the A&P Parties, (i) continue, amalgamate, liquidate, merge or otherwise dissolve the Company or OpCo, amend the articles or other charter documents of the Company or OpCo, apply to change the unlimited liability status of the Company or OpCo or cause or permit the Company or OpCo to do any of the foregoing or take any other corporate action if, as a result of such action, the assets of the Company or OpCo, as applicable, would be owned by an entity that is a corporation for U.S. federal income tax purposes, (ii) elect to treat, or cause or permit the Company or OpCo to treat, the Company or OpCo as a corporation for U.S. federal income tax purposes, or (iii) transfer, or cause or permit to be transferred, the assets of the Company or OpCo to any Affiliate of Purchaser that is treated as a corporation for U.S. federal income tax purposes. Notwithstanding the foregoing, Purchaser will be entitled to take or cause to be taken any action as required to amalgamate either or both of the Company and OpCo with other unlimited liability companies that are Affiliates of Purchaser.

          SECTION 5.19 UNDERTAKING BY A&P. A&P expressly undertakes that it shall cause Seller to comply with its obligations under this Agreement.

          SECTION 5.20 UNDERTAKING BY METRO. Metro expressly undertakes that it shall cause Purchaser to comply with its obligations under this Agreement.

                                   ARTICLE VI

                              CONDITIONS OF CLOSING

          SECTION 6.1 CONDITIONS TO OBLIGATIONS OF THE METRO PARTIES AND THE A&P PARTIES. The respective obligations of the A&P Parties and the Metro Parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver by each of the A&P Parties and the Metro Parties, on the Closing Date, of each of the following conditions:

               (a) there shall not be any Law in effect making illegal the consummation of the transactions contemplated hereby, and there shall not be any order or injunction of a court of competent jurisdiction in effect prohibiting the consummation of the transactions contemplated hereby; and

               (b) the TSX Approval shall have been obtained.

          SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE METRO PARTIES. The obligation of the Metro Parties to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (any or all of which may be waived by the Metro Parties in whole or in part in its sole discretion):

               (a) the representations and warranties of the A&P Parties contained in this Agreement and the Investor Agreement shall be true and correct, without giving effect to any materiality or Company Material Adverse Effect qualifications therein, on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not have a Company Material Adverse Effect or would not materially impair the A&P Parties' ability to perform their obligations under this Agreement or the Investor Agreement or consummate the transactions contemplated hereby or thereby;

               (b) the A&P Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the A&P Parties on or prior to the Closing Date;

               (c) the Metro Parties shall have received a certificate of an executive officer of A&P that the conditions set forth in subsections (a) and
(b) of this Section 6.2 have been satisfied;

               (d) since the date of this Agreement, no Company Material Adverse Effect shall have occurred;

               (e) A&P shall have executed and delivered the Intellectual Property Agreement and the IT Services Agreement; and

               (f) A&P and Seller shall have executed and delivered the Investor Agreement.

          SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE A&P PARTIES. The obligation of the A&P Parties to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (any or all of which may be waived by the A&P Parties in whole or in part in their sole discretion):

               (a) the representations and warranties of the Metro Parties contained in this Agreement and the Investor Agreement shall be true and correct, without giving effect to any materiality or Metro Material Adverse Effect qualifications therein, on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not have a Metro Material Adverse Effect or would not materially impair the Metro Parties' ability to perform their obligations under this Agreement or the Investor Agreement or consummate the transactions contemplated hereby or thereby;

               (b) the Metro Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Metro Parties on or prior to the Closing Date;

               (c) the A&P Parties shall have received a certificate of an executive officer of Metro that the conditions set forth in subsections (a) and
(b) of this Section 6.3 have been satisfied;

               (d) since the date of this Agreement, no Metro Material Adverse Effect shall have occurred;

               (e) Metro shall have executed and delivered the Intellectual Property Agreement and Metro and the Company shall have executed and delivered the IT Services Agreement; and

               (f) Metro shall have executed and delivered the Investor
Agreement.

                                   ARTICLE VII

                                   TERMINATION

          SECTION 7.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing Date as follows:

               (a) by mutual written consent of the Metro Parties and the A&P Parties;

               (b) by the written notice of the A&P Parties to the Metro Parties if the Closing shall not have occurred on or before September 24, 2005 (the "OUTSIDE DATE"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the A&P Parties if the failure of the A&P Parties to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

               (c) by the written notice of the Metro Parties to the A&P Parties if the Closing shall not have occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to the Metro Parties if the failure of the Metro Parties to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

          SECTION 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by a party pursuant to Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, except that the provisions of Sections 5.4, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9 and 9.13 and this Section 7.2 shall survive the termination of this Agreement; provided, however, that (i) such termination shall not relieve any party of any liability for any breach of this Agreement and (ii) upon such termination, Metro shall comply with all of the provisions of the A&P Confidentiality Agreement and A&P shall comply with all the provisions of the Metro Confidentiality Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          SECTION 8.1 SURVIVAL.

               (a) The representations and warranties contained herein shall survive the Closing until the date that is one (1) year following the Closing Date and shall thereupon terminate; provided, however, that the representations and warranties made by (i) the A&P Parties in Sections 3.1, 3.2, 3.5 and 3.27 and (ii) the Metro Parties in Sections 4.1, 4.2, 4.5 and 4.20 shall survive the Closing indefinitely and the representations and warranties made by A&P Parties in Section 3.13 shall survive the Closing until the expiration of the applicable statute of limitations.

               (b) All covenants and agreements contained herein that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date, shall survive the Closing in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

          SECTION 8.2 OBLIGATIONS OF THE A&P PARTIES.

               (a) If the Closing occurs, subject to the terms of this Article VIII, the A&P Parties shall jointly and severally indemnify and hold harmless the Metro Parties, their Affiliates (including, for greater certainty, as at and from the Effective Time, the Company and its Subsidiaries) and their respective directors and officers (collectively, the "METRO INDEMNIFIED PARTIES"), from and against any (i) losses, damages, liabilities, claims, interest, penalties, judgments, settlements and costs and expenses (other than Taxes) (including reasonable attorneys' fees and court costs) (collectively, "LOSSES") incurred by any Metro Indemnified Party resulting from any breach of any of the representations or warranties of the A&P Parties in this Agreement; provided that for purposes of this (a)(i), a breach of any representation or warranty that is limited by materiality shall be determined as if "material," "materially" or "Company Material Adverse Effect" were not included therein,
(ii) Losses incurred by any Metro Indemnified Party resulting from any breach in any material respect of any of the covenants or agreements of the A&P Parties in this Agreement (other than in Sections 5.4, 5.10(a) and 5.14) that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date, (iii) Losses incurred by any Metro Indemnified Party resulting from any breach of any of the covenants or the agreements of the A&P Parties in Sections 5.4, 5.10(a) and 5.14 that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date (provided, that, notwithstanding the foregoing, the A&P Parties shall have 30 days from the receipt of written notice from the Metro Parties of a breach by the A&P Parties of any of the covenants and agreements in Section 5.4, 5.10(a) and 5.14 to cure such breach and, if such breach is cured within such 30 day period, will not be obligated to indemnify the Metro Parties for any Losses resulting from such breach), (iv) Taxes, net of any accruals or reserves set forth on the Final Closing Balance Sheet, of the Company or any of its Subsidiaries for any Tax period (or portion thereof) ending on or prior to the Closing Date and (v) any Losses or Taxes resulting from the Restructuring Transactions, in each case, for any Tax period (or portion thereof) ending on or prior to the Closing Date.

               (b) The obligation of the A&P Parties to indemnify any Metro Indemnified Party for Losses is subject to the following limitations: (i) no Metro Indemnified Party shall be entitled to make a claim against the A&P Parties for indemnification under Section 8.2(a)(i) ("METRO CLAIM") unless and until the aggregate amount of Losses incurred by all the Metro Indemnified Parties in respect of Metro Claims exceeds $18,000,000 (the "BASKET"), and then the Metro Indemnified Parties shall be entitled to indemnification for only the amount in excess of the Basket; and (ii) in no event shall the aggregate amount of Losses for which the A&P Parties are obligated to indemnify the Metro Indemnified Parties pursuant to Section 8.2(a)(i) exceed $180,000,000 in the aggregate (the "CEILING"). Notwithstanding the foregoing, the provisions of
Section 8.2(b) shall not apply to any claims for indemnification (A) in respect of a breach of any of the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.5 or Section 3.27 or (B) as a result of fraud by any of the A&P Parties.

          SECTION 8.3 OBLIGATIONS OF THE METRO PARTIES.

               (a) If the Closing occurs, subject to the terms of this Article VIII, the Metro Parties shall jointly and severally indemnify and hold harmless the A&P Parties, their Affiliates and their respective directors and officers (collectively, the "A&P INDEMNIFIED PARTIES") from and against any (i) Losses incurred by any A&P Indemnified Party resulting from any breach of any of the representations or warranties of the Metro Parties in this Agreement, provided that for the purposes of this Section 8.3(a)(i), a breach of any representation or warranty that is limited by materiality shall be determined as if "material," "materially" or "Metro Material Adverse Effect" were not included therein, (ii) Losses incurred by any A&P Indemnified Party resulting from any breach in any material respect of any of the covenants or agreements of the Metro Parties in this Agreement (other than in Section 5.18) that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date and (iii) any Losses or Taxes incurred by any A&P Indemnified Party resulting from any breach of the covenants or agreements of Metro Parties set forth in Section 5.18 that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date.

               (b) The obligation of the Metro Parties to indemnify any A&P Indemnified Party for Losses is subject to the following limitations: (i) no A&P Indemnified Parties shall be entitled to make a claim against the Metro Parties for indemnification under Section 8.3(a)(i) ("A&P CLAIM") unless and until the aggregate amount of Losses incurred by all the A&P Indemnified Parties in respect of A&P Claims exceeds the Basket, and then the A&P Indemnified Parties shall be entitled to indemnification for only the amount in excess of the Basket; and (ii) in no event shall the aggregate amount of Losses for which the Metro Parties are obligated to indemnify the A&P Indemnified Parties pursuant to
Section 8.3(a)(i) of this Agreement exceed the Ceiling. Notwithstanding the preceding, the provisions of Section 8.3(b) shall not apply to any claims for indemnification (A) in respect of a breach of any of the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.5 or Section 4.20 or
(B) as a result of fraud by the Metro Parties.

          SECTION 8.4 INDEMNIFICATION PROCEDURES.

               (a) In the event that any Action is commenced by a third party involving a claim for which a party required to provide indemnification hereunder (an "INDEMNIFYING PARTY") may be liable to a party entitled to indemnification (an "INDEMNIFIED PARTY") hereunder (an "ASSERTED LIABILITY"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Asserted Liability (the "CLAIM NOTICE"); provided that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the Indemnifying Party is prejudiced by such delay. The Indemnifying Party shall have 30 days from its receipt of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party's sole cost and expense and by counsel of its own choosing, to defend against such Asserted Liability. If the Indemnifying Party undertakes to defend against such Asserted Liability, (i) the Indemnifying Party shall use its reasonable best efforts to defend and protect the interests of the Indemnified Party with respect to such Asserted Liability and (ii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to any settlement which does not contain an unconditional release of the Indemnified Party from the subject matter of the settlement or that contains an admission of liability or wrongdoing. The Indemnified Party shall have the right to participate in the defence against any Asserted Liability at its own expense. Notwithstanding the foregoing, in any event, the Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnified Party shall fully render to the Indemnifying Party and its counsel such assistance and cooperation as may be required to ensure the proper and adequate defence and settlement of such claim or demand.

               (b) If the Indemnifying Party does not undertake within the Notice Period to defend against such Asserted Liability, then the Indemnified Party shall have the right to participate in any such defence and the Indemnifying Party shall bear the reasonable costs and expenses of the Indemnified Party of such defence. In such case, the Indemnified Party shall control the investigation and defence and may settle or take any other actions the Indemnified Party deems reasonably advisable without in any way waiving or otherwise affecting the Indemnified Party's rights to indemnification pursuant to this Agreement. The Indemnified Party and the Indemnifying Party agree to make available to each other, their counsel and other representatives, all information and documents available to them which relate to such claim or demand. The Indemnified Party and the Indemnifying Party also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defence and settlement of such claim or demand.

               (c) In calculating amounts payable to an Indemnified Party, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant, or agreement and shall be computed net of (i) payments recoverable by the Indemnified Party under any insurance policy with respect to such Losses, (ii) any prior or subsequent recovery by the Indemnified Party from any Person with respect to such Losses and (iii) any Tax benefit receivable by the Indemnified Party with respect to such Losses.

               (d) Notwithstanding any other provision of this Agreement, in no event shall any Indemnified Party be entitled to indemnification (i) pursuant to
Section 8.2(a)(i) or Section 8.3(a)(i), as the case may be, as to any fact, matter, circumstance or event of which such Indemnified Party had knowledge prior to Closing or (ii) pursuant to this Article VIII to the extent any Losses were attributable to such Indemnified Party's own gross negligence or willful misconduct.

               (e) Notwithstanding any other provision of this Agreement, claims pursuant to Section 8.2(a)(i) and (ii) and Section 8.3(a)(i) and (ii) for indemnification with respect to the representations, warranties and covenants made by the A&P Parties or the Metro Parties may not be made after the expiration of the applicable time period set forth in Section 8.1(a). Claims for indemnification made with reasonable specificity by the Indemnified Party within the time periods set forth in this Section 8.4(e) shall survive until such claim is finally and fully resolved.

               (f) To the extent that an Indemnifying Party makes any payment pursuant to this Article VIII in respect of Losses for which an Indemnified Party or any of its Affiliates have a right to recover against a third party (including an insurance company), the Indemnifying Party shall be subrogated to the right of the Indemnified Party or any of its Affiliates to seek and obtain recovery from such third party; provided, however, that if the Indemnifying Party shall be prohibited from such subrogation, the Metro Parties or its Affiliates, as applicable, shall seek recovery from such third party on the Indemnifying Party's behalf and pay any such recovery to Indemnifying Party.

               (g) Notwithstanding any other provision of this Agreement, in no event shall any of the A&P Parties or the Metro Parties be liable for punitive damages or any special, incidental, indirect or consequential damages of any kind or nature, regardless of the form of action through which such damages are sought. In no event shall any of the A&P Parties or the Metro Parties be liable for lost profits resulting from an alleged breach of this Agreement, even if under applicable Law, such lost profits would not be considered consequential or special damages.

               (h) The remedies provided in this Article VIII shall be deemed the sole and exclusive remedies of the parties, from and after the Closing Date, with respect to this Agreement and the transactions contemplated hereby, absent fraud.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by each of the Metro Parties and the A&P Parties; provided, however, that the Metro Parties and the A&P Parties may without such consent in writing, assign, directly or indirectly, their respective rights (but not their respective obligations) hereunder to any of their respective wholly owned Subsidiaries, provided that no such assignment shall relieve such parties of their obligations hereunder. Subject to the preceding clause, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

          SECTION 9.2 CHOICE OF LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York without regard to the conflicts of laws rules thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

          SECTION 9.3 DISPUTE RESOLUTION.

               (a) Notice; Negotiation. Any dispute, difference, disagreement, controversy or claim arising out of or in connection with this Agreement or the Ancillary Agreements, including any question regarding its negotiation, existence, validity, interpretation, performance, breach or termination ("DISPUTE"), which cannot be resolved by the Parties within 14 days of receipt by a party of a written notice of dispute ("NOTICE"), shall be referred to the Chief Executive Officers (CEOs) of the Parties who shall meet within 30 days of receipt of Notice, to attempt to resolve such Dispute, subject to obtaining any necessary corporate approvals of such resolution.

               (b) Arbitration. Any Dispute not resolved for any reason pursuant to the process contemplated by Section 9.3(a) within 45 days of receipt of Notice, but excluding any dispute, difference, disagreement, controversy or claim arising out of or in connection with the Confidentiality Agreements, or any of the matters referred to in Section 2.3 (Purchase Price Adjustment), shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce ("ICC RULES").

                   (i) Number of Arbitrators. Where the amount in Dispute (including all claims and counterclaims) is less than or equal to two million dollars ($2,000,000) exclusive of interest and costs, the Dispute shall be finally settled by a sole arbitrator nominated by the parties within 30 days of receipt by respondent of the request for arbitration, or, in default thereof appointed in accordance with the ICC Rules. Where the amount in Dispute is greater than two million dollars ($2,000,000), exclusive of interest and costs, the Dispute shall be finally settled by three (3) arbitrators. Each Party shall nominate one arbitrator in accordance with the ICC Rules. The two (2) arbitrators so nominated shall appoint the presiding arbitrator within 20 days of the confirmation of the appointment of the second arbitrator. If either Party fails to timely nominate an arbitrator, such arbitrator shall be appointed by the ICC International Court of Arbitration ("ICC COURT"). If the two (2) arbitrators nominated by the parties fail to agree upon a third arbitrator within 30 days of the confirmation of the appointment of the second arbitrator, the presiding arbitrator shall be appointed by the ICC Court.

                    (ii) Place and Language of Arbitration. The arbitration shall take place in Toronto, Ontario. The language of the arbitration shall be English.

                    (iii) Commencement of Arbitration. Either party shall commence the arbitration by filing a Request for Arbitration (as defined in the ICC Rules).

               (c) Hearing; Award. The Parties shall use their reasonable efforts to cause the hearing on the merits to take place within 120 days of the appointment of either the sole arbitrator or the last of the three (3) arbitrators, as the case may be. The arbitration award shall be in writing, shall set forth in reasonable detail the basis for the decision and shall be rendered within 30 days of the end of the hearing where there is a sole arbitrator, and within 60 days of the end of the hearing where there are three
(3) arbitrators. Judgment upon any award(s) rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

               (d) Costs of the Arbitration. Subject to any award of costs by the arbitrator(s), each of the parties shall bear one-half of the costs of the arbitration, including the fees and expenses of the arbitrator(s) and any expert appointed by the arbitrator(s), and each party shall bear all legal and other costs incurred by it in connection with the arbitration.

               (e) Provisional Measures. For the purposes of any provisional or interim measure in aid of the arbitration proceedings, the parties hereby submit to the non-exclusive jurisdiction of the competent court in the Province of Ontario, City of Toronto. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitrator(s) shall have full authority to grant provisional or interim remedies and to award damages for the failure of a party to respect any order of the arbitrator(s) to that effect.

               (f) Consolidation. In order to facilitate the comprehensive resolution of related Disputes, all claims between any of the parties to this Agreement that arise under or in connection with this Agreement and/or any Ancillary Agreement may be brought in a single arbitration. Upon the request of any party to such arbitration, the arbitral tribunal for such proceeding shall consolidate any arbitration proceeding constituted under this Agreement and/or any Ancillary Agreement with any other arbitration proceeding constituted under this Agreement and/or any Ancillary Agreement, if the arbitral tribunal determines that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitral tribunal constituted hereunder and another arbitral tribunal constituted under this Agreement and/or any Ancillary Agreement, the ruling of the arbitral tribunal constituted first in time shall control. Such arbitral tribunal shall serve as the tribunal for any consolidated arbitration. Any such order of consolidation issued by such arbitral tribunal shall be final and binding upon the parties to the arbitrations. The parties to such arbitrations waive any right they have to appeal or to seek interpretation, revision or annulment of such order of consolidation under the ICC Rules or in any court. The parties agree that upon receipt of such an order of consolidation, they will promptly dismiss any arbitration brought under this
Section 9.3 or any Ancillary Agreement, the subject of which has been consolidated into another arbitral proceeding under this Section 9.3.

          SECTION 9.4 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when sent by cable, telecopy, telegram or facsimile (which is confirmed by the intended recipient), and (c) when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Metro or the Purchaser, to:

               Metro Inc.
               11011 Boulevard Maurice-Duplessis
               Montreal, Quebec  H1C 1V6
               Attn: L.G. Serge Gadbois
               Fax: (514) 643-1215

               with copies, in the case of notice to Metro or the Purchaser, to:

               Metro Inc.
               Place Carillon
               7151, Jean-Talon Street East
               4th Floor
               Anjou, Quebec  H1M 3N8
               Attn: Simon Rivet
               Fax: (514) 356-5841

               - and to -

               Ogilvy Renault LLP
               1981 McGill College Avenue
               Suite 1100
               Montreal, Quebec  H3A 3C1
               Attn:   Paul Raymond
                       Amar Leclair-Ghosh
               Fax: (514) 286-5474

               If to the A&P Parties, to:

               The Great Atlantic & Pacific Tea Company, Inc.
               2 Paragon Drive
               Montvale, New Jersey 07645
               Attn:   Mitchell Goldstein
               Fax:    (201) 571 8715

               A&P Luxembourg S.a r.l.
               5, rue Guillaume Kroll,
               L-1882 Luxembourg
               Attn:   Gerard Becquer
               Fax:    +(352) 48 18 28 34 60

               with copies, in the case of notice to the A&P Parties, to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York  10036
               Attn:   Patricia Moran, Esq.
               Fax: (212) 735-2000

          SECTION 9.5 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

          SECTION 9.6 FEES AND EXPENSES. Except as otherwise specified in this Agreement, each party shall bear its own costs and expenses (including investment advisory and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided that the Metro Parties shall be responsible for all Transfer Taxes (as well as the filing of all Tax Returns with respect thereto) in respect of the purchase of the Shares.

          SECTION 9.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, however, this Agreement shall not supersede the terms and provisions of the Confidentiality Agreements, which shall survive and remain in effect until expiration or termination thereof in accordance with their terms and this Agreement.

          SECTION 9.8 INTERPRETATION.

               (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of or to this Agreement unless otherwise indicated.

               (b) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

               (c) When a reference in this Agreement is made to a "party" or "parties," such reference shall be to a party or parties to this Agreement unless otherwise indicated.

               (d) Unless the context requires otherwise, the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words in this Agreement refer to this entire Agreement.

               (e) Unless the context requires otherwise, words in this Agreement using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders.

               (f) References in this Agreement to "dollars" or "$" are to Canadian dollars unless otherwise indicated.

               (g) Except as otherwise specifically provided herein, where any action is required to be taken on a particular day and such day is not a Business Day and, as a result, such action cannot be taken on such day, then this Agreement shall be deemed to provide that such action shall be taken on the first Business Day after such day.

               (h) This Agreement was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation.

          SECTION 9.9 DISCLOSURE.

               (a) Any matter disclosed in any Section of the A&P Disclosure Schedule shall be considered disclosed with respect to each other Section of the A&P Disclosure Schedule to the extent applicable thereto, provided that it is expressly indicated or reasonably apparent from the nature of the matter that it relates to another Section of the A&P Disclosure Schedule. The inclusion of information in any Section of the A&P Disclosure Schedule shall not be construed as an admission that such information is material.

               (b) Any matter disclosed in any Section of the Metro Disclosure Schedule shall be considered disclosed with respect to each other Section of the Metro Disclosure Schedule to the extent applicable thereto, provided that it is expressly indicated or reasonably apparent from the nature of the matter that it relates to another Section of the Metro Disclosure Schedule. The inclusion of information in any Section of the Metro Disclosure Schedule shall not be construed as an admission that such information is material.

          SECTION 9.10 WAIVER AND AMENDMENT. This Agreement may be amended, modified or supplemented only by a written mutual agreement executed and delivered by the A&P Parties and the Metro Parties. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          SECTION 9.11 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties notwithstanding the fact that all of the parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures shall be deemed originals.

SECTION 9.12 THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties and such successors and permitted assigns, any legal or equitable rights hereunder and except that each Company Indemnitee shall have the right to enforce the obligations of the Metro Parties solely with respect to Section 5.7.

          SECTION 9.13 SPECIFIC PERFORMANCE. The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

          SECTION 9.14 LANGUAGE. The parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires confirment leur volonte que la presente convention, de meme que tous les documents s'y rattachant, y compris tout avis, annexe et autorisation, soient rediges en anglais seulement.

          SECTION 9.15 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. The parties shall engage in good faith negotiations to replace any provision which is declared invalid, illegal or unenforceable with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision which it replaces.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                        THE GREAT ATLANTIC & PACIFIC
                                        TEA COMPANY, INC.


                                        By: /s/ Christian W. E. Haub
                                           -----------------------------------
                                           Name:  Christian W. E. Haub
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer



                                        A&P LUXEMBOURG S.A R.L.

                                        By: /s/ Mitchell P. Goldstein
                                           -----------------------------------
                                           Name:   Mitchell P. Goldstein
                                           Title:  Manager



                                        METRO INC.


                                        By: /s/ Pierre H. Lessard
                                           -----------------------------------
                                           Name:  Pierre H. Lessard
                                           Title: President and Chief Executive
                                                  Officer



                                        By: /s/ Eric Richer La Fleche
                                           -----------------------------------
                                           Name:  Eric Richer La Fleche
                                           Title: Executive Vice-President and
                                                  Chief Operating Officer



                                        4296711 CANADA INC.


                                        By: /s/ Pierre H. Lessard
                                           -----------------------------------
                                           Name:  Pierre H. Lessard
                                           Title: President and Chief Executive
                                                  Officer


                                        By: /s/ Eric Richer La Fleche
                                           -----------------------------------
                                           Name:  Eric Richer La Fleche
                                           Title: Executive Vice-President and
                                                  Chief Operating Officer